Filed pursuant to Rule 424(b)(3)

Registration No. 333-276662

21,366,700 Shares of Common Stock

This prospectus relates to the resale of up to 21,366,700 shares of common stock of One World Products, Inc., a Nevada corporation, which may be resold by Tysadco Partners, LLC (which we refer to as Tysadco or the selling stockholder), consisting of up to 20,000,000 shares of common stock issuable pursuant to an equity financing facility established by the terms of the Purchase Agreement described in this prospectus, and 1,366,700 shares of common stock issuable to Tysadco upon the conversion into common stock of 13,667 shares of Series B Preferred Stock we issued to Tysadco as a commitment fee for entering into the Purchase Agreement with us. We may draw on the equity financing facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement, by delivering “Request Notices” to Tysadco.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. We will, however, receive proceeds from the sale of common stock directly to Tysadco pursuant to the Purchase Agreement. When we put shares of our common stock to Tysadco, the per-share purchase price that Tysadco will pay to us in respect of the put will be equal to 88% of the of the lowest daily volume weighted average price of our common stock during the period of 10 trading days beginning five trading days preceding the day we deliver the applicable put notice to Tysadco.

Tysadco is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933. Tysadco may sell the shares of common stock described in this prospectus at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution”.

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “OWPC”. On February 28, 2024, our common stock closed at $0.0485 per share.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risk factors beginning on page 4 of this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 29, 2024.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “One World Products”, the “Company”, “we”, “us”, “our” and similar terms used in this prospectus refer to One World Products, Inc. and its subsidiaries, including One World Pharma SAS, a Colombian company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus “forward-looking statements” about our business, financial condition and prospects based on our current expectations, assumptions, estimates, and projections about us and our industry. All statements other than statements of historical fact are “forward-looking statements”, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Unless otherwise required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

You should read the matters described in “Risk Factors” below and disclosed in the documents incorporated by reference in this prospectus and the other cautionary statements made in this prospectus and in the documents incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information described in greater detail elsewhere or incorporated by reference in this prospectus. Before deciding to invest in our securities you should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, and our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other documents incorporated by reference into this prospectus.

Company Overview

One World Products, Inc., a Nevada corporation (the “Company,” “we” or “us”) plans to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. The Company is a holding company and conducts its business in Colombia through One World Products Pharma SAS, its wholly-owned subsidiary (“OWP-Colombia”) The Company, through OWP Colombia, has received licenses from Colombian regulators to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes in the town of Esmeralda-Popayan, Cauca, Colombia.

We are in the process of acquiring another Colombian subsidiary within the Bogota free trade zone, which has all requisite licenses for the cultivation, production, distribution and export of cannabis and hemp infused products, and will serve as the Company’s primary base of operations in the Colombian market. Establishing operations within the free trade zone provides favorable import/export commercial terms and taxation, and will improve the logistics and overall operating efficiencies for the Company due to the close proximity of El Dorado International Airport and the commercial, economic and cultural center of the city of Bogota itself.

We planted our first crop of cannabis in Popayan, Colombia in 2018, and began initial harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis produced. We commenced limited shipping of non-psychoactive products to customers in May of 2020.

Our first cultivation site is located in Popayan, Colombia, encompasses approximately 30 acres and includes a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we entered into an agreement with a local farming co-operative, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis.

We employ modern propagation and cultivation techniques drawn from U.S. practices that allow us to rapidly multiply the cells of a specific plant strain to produce large numbers of genetically consistent progeny plants using our own plant tissue culture method. We believe this technique allows us to cultivate plants which are stable, robust and able to produce genetically superior cannabis and hemp derived products. We intend to have our processes and products certified as compliant with international standards, including Good Agricultural Practices (“GAP”), Good Manufacturing Practice (“GMP”) and the standards set forth in EU Pharmacopoeia, a publication that sets forth quality standards applicable to the European pharmaceutical industry.

We intend to build out an extraction and production facility in the Bogota free trade zone extension adjacent to the El Dorado international airport in Bogota after we execute a lease for this location. Once the extraction equipment is placed in service, we will be one of the few companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils.

For strategic and operational reasons, OWP-Colombia filed for protection under Colombian Law 1116 of 2006, which is the primary legislation governing business insolvency proceedings (restructuring and liquidation) (“Reorganization Proceedings”) in Colombia on December 22, 2023. Subject to court approval, OWP-Colombia intends to continue its normal operations, which consists of providing cannabinoids in bulk for the domestic and international markets, including the raw material for our brands and affiliate companies. In addition, OWP-Colombia intends to satisfy its financial obligations to creditors of approximately $1.2 million during the Reorganization Proceedings. At this time, the Company cannot predict the length of time of the Reorganization Proceeding.

We expect to start exporting products in 2024, including CBD flower and distillate oil, while developing white label commercial agreements with partners in Europe, USA, and Latin America. Our product pipeline also includes premium coffee certified by the Colombian National Coffee Federation infused with CBD, teas infused with CBD and a series of wellness products, including sports CBD energy drinks for optimum performance, CBD facial and body creams for anti-inflammatory and anti-aging use. We recently entered into strategic partnerships with Smokiez Edibles and Stephen Marley’s Kx Family Care. There can be no assurances that these strategic partnerships will generate revenues or be profitable for the Company.

Isiah L. Thomas III was appointed to serve as our Chief Executive Officer on June 3, 2020. Mr. Thomas was a 12-time NBA All Star, two-time NBA champion, and is an accomplished international business executive. In 2021, through ISIAH International, LLC, of which he is the sole member, Mr. Thomas purchased $3,000,000 of our Series B Preferred Stock in installments over a period of time ending in July 2021.

Our principal offices are located at 6605 Grand Montecito Pkwy, Suite 100, Las Vegas, Nevada 89149. Our telephone number is (800) 605-3210. We maintain a website at www.oneworldproducts.com. Information contained on our website does not constitute part of this prospectus.

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Tysadco Purchase Agreement

This prospectus relates to the resale of shares of our common stock that Tysadco has committed to purchase from us following our delivery to Tysadco of “Request Notices” from time to time under the terms of a Purchase Agreement we entered into on September 1, 2022. Pursuant to the Purchase Agreement, subject to the effectiveness of the registration statement that includes this prospectus and our compliance with other terms set forth therein, Tysadco has committed to purchase up to $10,000,000 of our common stock upon our delivery of Request Notices, at a price equal to 88% of the lowest daily volume weighted average price of our common stock during the period of 10 trading days beginning five trading days preceding the applicable Request Notice. Each purchase under the Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 500% of the average daily trading value of our common stock over the seven trading days preceding the delivery of the applicable Request Notice. Tysadco’s commitment to purchase common stock under the Purchase Agreement will terminate approximately 36 months after we have satisfied all of the conditions to effecting sales of common stock under the Purchase Agreement, which conditions include obtaining the effectiveness of the registration statement that includes this prospectus. The Purchase Agreement also provides that Tysadco is not required to purchase common stock to the extent that following such purchase, Tysadco would beneficially own in excess of 4.99% of our outstanding shares of common stock.

In connection with the Purchase Agreement, we issued to Tysadco as a commitment fee 13,667 shares of our Series B Preferred Stock convertible into 1,366,667 shares of common stock. The resale of the shares we may issue to Tysadco upon conversion of the Series B Preferred Stock issued to Tysadco under the Purchase Agreement is also covered by this prospectus.

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The Offering

The following summary contains basic information about the offering and the securities being registered hereunder and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Capital Stock.”

Securities Being Registered:	21,366,700 Shares of common stock.

Shares of Common Stock Outstanding Before the Offering:	79,827,618

Shares of Common Stock Outstanding After the Offering:	101,194,318

Use of Proceeds:	The shares offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock to Tysadco under the Purchase Agreement. These proceeds would be used for general working capital purposes.

Risk Factors:	An investment in our securities involves a high degree of risk and could result in the loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4 of this prospectus.

OTCQB Trading Symbol:	OWPC

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus. Each of the risks could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Relating to our Company

Limited Operating History

We are an early stage company that has generated minimal revenues and we have a limited operating history upon which our business and future prospects may be evaluated. We are subject to all of the business risks and uncertainties associated with any new business enterprise in the cannabis industry, including the risk that we will not achieve our operating goals. In order for us to meet future operating requirements, we will need to successfully grow, harvest and sell our cannabis products. Until such time as we are able to fund our business from operations, we will be required to raise funds through various sources, including the sale of equity and debt securities, Failure to generate cash from operations and to reach profitability may adversely affect our success.

We have had a history of losses, we expect losses in the future, and there can be no assurance that we will become profitable in the future.

We have experienced operating losses on an ongoing basis. For the nine months ended September 30, 2023, and for fiscal years ended December 31, 2022 and 2021, we incurred net losses of $1,513,374, $3,059,477 and $3,784,562, respectively. As of such dates, we had accumulated deficits of $24,489,739, $22,976,365 and $19,916,888, respectively. We expect our losses to continue for the foreseeable future. These continuing losses may be greater than current levels. If our revenues do not increase substantially or if our expenses exceed our expectations, we may never become profitable. Even if we do achieve profitability, we may not sustain profitability on a quarterly or annual basis in the future.

Our auditor has given us a “going concern” qualification, which questions our ability to continue as a going concern without additional financing.

Our independent certified public accountant has added an emphasis paragraph to its report on our financial statements for the year ended December 31, 2022 regarding our ability to continue as a going concern. Key to this determination is our recurring net losses, an accumulated deficit, and a working capital deficiency. In the event sales do not materialize at expected levels, management would seek additional financing or would conserve cash by further reducing expenses. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable.

Our Wholly-owned Colombian Subsidiary, OWP-Colombia, is Operating under Court Supervision Pursuant to a Reorganization Proceeding

OWP-Colombia experienced significant operational and managerial challenges over the past several years, resulting in the accumulation of financial obligations of approximately $1.2 million, which are substantially past due. OWP-Colombia filed for protection under Colombian Law 1116 of 2006, which is the primary legislation governing business insolvency proceedings (restructuring and liquidation) (“Reorganization Proceedings”) in Colombia on December 22, 2023. There are many risks attendant to the Reorganization Proceeding, including OWP-Colombia’s ability to obtain approval from the court to conduct its normal business operations, maintain its cannabis licenses, satisfy its financial obligations to its creditors, the availability of operating capital during the pendency of its Restructuring Proceeding, the length of time that the Company will operate in the Reorganization Proceedings and the possibility that it may be unable to obtain any additional funding. Failure to achieve any of these objectives could have a material adverse effect on the business of the Company and OWP-Colombia.

Change of Cannabis Laws, Regulations and Guidelines

Cannabis laws and regulations in Colombia and other jurisdictions where we intend to transact business are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. Regulations may be enacted in the future that will be directly applicable to certain aspects of our cultivation, manufacturing and exporting businesses for our cannabis and hemp related products. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in Colombia and internationally will continue to be dynamic and will require innovative solutions to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

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Reliance on Colombian Licenses, Authorizations and Quotas

Our ability to import seeds, grow, manufacture, distribute and sell cannabis and hemp in Colombia or internationally is dependent on our ability to sustain and/or obtain the necessary licenses and authorizations by certain authorities in Colombia and/or the importing jurisdiction. The licenses and authorizations are subject to ongoing compliance and reporting requirements and our ability to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse impact on our business, financial condition and operating results. In addition, Colombian regulators limit the cultivation and sale of psychoactive cannabis by quotas issued on an annual basis to licensed producers.

Although we believe that we will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. In addition, to date we have not been issued quotas from Colombian regulatory authorities that would allow us to commence the commercial sale of psychoactive cannabis products in Colombia. Should the authorities fail to issue the necessary licenses or authorizations, including required quotas, we may be curtailed or prohibited from the production and/or distribution of cannabis and hemp or from proceeding with the development of our operations as currently proposed and our business, financial condition and results of the operation may be materially adversely affected.

Regulatory Compliance Risks

Achievement of our business objectives of becoming a producer of raw cannabis and hemp related products is contingent, in part, upon compliance with regulatory requirements enacted by applicable governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products in Colombia and other jurisdictions where we intend to distribute and sell our products. We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Civil or criminal fines or penalties may be imposed on us for violations of applicable laws or regulations. Vigorous enforcement of these laws could require extensive changes to our operations, increase our compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Competition

There are many companies engaged in the cannabis business who we will compete with, including larger and more established companies with substantially greater marketing, financial, human and other resources than we have. These companies include PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves. Although we believe we are competitively positioned to be a leader in the medicinal cannabis industry given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control, and market relationships, competition in the medical cannabis industry is growing quickly. As more competitors enter the market, prices may be reduced. We believe our approach in creating brand loyalty will allow us to effectively compete in the market but there is no assurance that will be the case, and our competitors may adopt a similar or identical approach. To date, we have obtained four licenses in Colombia that authorize us to engage in cannabis activities, and there are currently few authorized Colombian producers. However, Colombia offers an open process to apply for licenses and there are no significant barriers to entry. As a result, our ability to generate revenues and earnings may be reduced as competition intensifies, thereby causing a material adverse effect on our business and financial condition.

Ability to Establish and Maintain Bank Accounts

Many banking institutions in countries where we or our prospective customers operate will not accept payments related to the cannabis industry due to domestic laws and regulations or pressure exerted by the United States on banks with laws subject to the laws of the United States (including, the Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)). Failure to conduct our business through normal banking channels may impede our ability to make payments for goods and services and transact business in the ordinary course. Failure to operate in normal banking channels may also increase our cost of doing business and adversely impact our business. In the event financial service providers do not accept accounts or transactions related to the cannabis industry, it is possible that we may be required to seek alternative payment solutions. If the industry was to move toward alternative payment solutions, we would have to adopt policies and protocols to manage the Company’s exposure to foreign exchange and interest rate risks. Our inability to effectively manage such risks may adversely affect our operations and financial performance.

Anti-money Laundering Laws and Regulations

We are subject to a variety of laws and regulations within Colombia and internationally that are designed to prevent money laundering and proceeds of crime through strict financial recordkeeping. In the event that any of our investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments are found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable legislation. Money laundering laws could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently cause the repatriation of such funds to the United States or to any shareholders’ jurisdiction of residence. Furthermore, while we have no current intention to declare or pay dividends on our common stock in the foreseeable future, in the event that a determination was made that the revenues from our cannabis operations could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend the declaration, and or, payment of dividends without advance notice and for an extended or indefinite period of time.

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Foreign Trade Policies

Our international operations are subject to inherent risks, including changes in the regulations governing the flow of cannabis products between countries, fluctuations in cross-currency rates, discriminatory fiscal policies, unexpected changes in local regulations and laws and the uncertainty of enforcement of remedies in foreign jurisdictions. In addition, foreign jurisdictions could impose tariffs, quotas, trade barriers and other similar restrictions on our international sales and subsidize competing cannabis products. All of these risks could result in increased costs or a reduction in revenues.

United States Regulation

Although we do not believe that our limited U.S. activity will subject us to regulation under U.S. federal or state laws applicable to the sale of cannabis and marijuana products, we cannot assure you that current or future U.S. laws and regulations will not detrimentally affect our business. Local, state and federal cannabis laws and regulations in the United States are constantly changing and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our product or service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Liability, Enforcement, Complaints, etc.

Our participation in the cannabis and hemp industries may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

Legal Proceedings

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom we transact business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

Environmental Regulations

We are subject to Colombian environmental laws governing the use of natural resources, which prohibit such use that causes harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit and, or license, are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions in addition to civil and criminal penalties may be imposed. Environmental damage caused while a party is acting without a license may lead to the imposition of sanctions, in addition to civil or criminal proceedings. Parties that cause environmental damage, in addition to sanctions or penalties that apply, are also required to carry out studies to assess the characteristics of the damage. Colombian environmental authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law. Any such measures imposed on us could have a material adverse effect on our business.

Demand for Cannabis and Derivate Products

The global sale of cannabis and hemp products is a new industry as a result of recent legal and regulatory changes. Although we expect demand for licensed cannabis to exceed supply produced by licensed producers, there is a risk that such demand does not develop as anticipated. Further, there is a risk that the adoption rate by pharmacies to sell medical cannabis is lower than expected or that such adoption rate may take longer than anticipated. There is also a risk that the international export market for medicinal cannabis and extracts, such as CBD, CBG and CBC, will not materialize as projected or not be commercially viable. Should any of such events materialize, the result may have a material adverse effect on our business, operations and financial condition.

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Weather, Climate Change and Risks Inherent in an Agricultural Business

Our business involves growing cannabis, which is an agricultural product. Although our medical cannabis is intended to be grown in greenhouses, hemp used as feedstock for medicinal extracts and derivatives will be grown both outdoors and in greenhouses. Further, our prospective Colombian medicinal cannabis operations will initially focus on outdoor production. The occurrence of severe adverse weather conditions, especially droughts, hail, floods or frost, is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis and hemp. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agriculture, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even if only a portion of the crop and, or, production is damaged, our results of operations could be adversely affected as all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on any such production.

Product Liability

As a manufacturer and distributor of cannabis products designed to be ingested or inhaled by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused damages, loss or injury. In addition, the sale of our cannabis products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all.

Energy Prices and Supply

We require substantial amounts of diesel and electric energy and other resources for our harvest activities and to transport cannabis and hemp. We rely upon third parties for our supply of energy resources used in our operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. If our energy supply is curtailed for an extended period of time and we are unable to find replacement sources at comparable prices, or at all, our business, financial condition and results of operations would be materially and adversely affected.

Retention and Acquisition of Skilled Personnel

We will be required to attract and retain top quality talent to compete in the marketplace. We believe our future growth and success will depend in part on our abilities to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to be successful. At present and for the near future, we will depend upon a relatively small number of employees primarily in Colombia to develop, manufacture, market, sell and distribute our products. As the size of our business increases, we will seek to hire additional employees in other jurisdictions. Expansion of marketing and distribution of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products and/or our ability to enter into satisfactory logistic arrangements to sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel or subcontractors for these required functions.

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Emerging Market Risks

Emerging market investment generally poses a greater degree of risk than investment in more mature market economies as developing market economies are more susceptible to destabilization resulting from domestic and international developments.

Colombia’s legal and regulatory requirements in connection with companies conducting agricultural activities, banking system and controls as well as local business culture and practices are different from those in the United States. Our officers and directors must rely, to a great extent, on our local legal counsel and local consultants retained by us in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with our governmental relations. We also rely on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing and tax matters. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond our control and may adversely affect our business.

We also bear the risk that changes can occur to the Government in Colombia and a new government may void or change the laws and regulations that we are relying upon. Currently, there are no restrictions on the repatriation from Colombia of earnings to foreign entities and Colombia has never imposed such restrictions. However, there can be no assurance that restrictions on repatriation of earnings will not be imposed in the future. Exchange control regulations for Colombia require that any proceeds in foreign currency originated on exports of goods from Colombia be repatriated to Colombia. However, purchase of foreign currency is allowed through Colombian authorized financial entities for purposes of payments to foreign suppliers, repayment of foreign debt, payment of dividends to foreign stockholders and other foreign expenses.

Due to our location in Colombia, our business, financial position and results of operations may be affected by the general conditions of the Colombian economy, price instabilities, currency fluctuations, inflation, interest rates, regulatory changes, taxation changes, social instabilities, political unrest and other developments in or affecting Colombia, over which we do not have control.

Risks Related to Conducting Operations in Colombia

We were recently granted medicinal cannabis licenses in Colombia. Over the past 10 to 15 years, the Government of Colombia has made strides in improving the social, political, economic, legal and fiscal regimes. However, operations in Colombia remain subject to risk due to the potential for social, political, economic, legal and fiscal instability. The Government of Colombia faces ongoing problems including, but not limited to, unemployment and inequitable income distribution and unstable neighboring countries. The instability in neighboring countries could result in an influx of immigrants resulting in a humanitarian crisis and/or increased illegal activities. Colombia is also home to a number of insurgency groups and large swaths of the countryside are under guerrilla influence. In addition, Colombia experiences narcotics-related violence, a prevalence of kidnapping, extortion and thefts and civil unrest in certain areas of the country. Such instability may require us to suspend operations on our properties.

Other risks exist relating to the conduct of business in Colombia. These risks include the future imposition of special taxes or similar charges, as well as foreign exchange fluctuations and currency convertibility and controls. Other risks of doing business in Colombia include our ability to enforce our contractual rights or the taking or nationalization of property without fair compensation, restrictions on the use of expatriates in our operations, renegotiation or nullification of existing concessions, licenses, permits and contracts, changes in taxation policies, or other matters.

The Government of Colombia recently reached a peace accord with the country’s largest guerrilla group. The Government of Colombia also entered into and dissolved formal discussions with the country’s second largest guerrilla group due to their unwillingness to cease criminal and violent crimes. There is no certainty that the agreements will be adhered to by all of the members of the guerrilla groups or that a peace agreement will be ultimately reached with the country’s second largest guerrilla group. There is a risk that any peace agreement might contain new laws or change existing laws that could have a material adverse effect on us. Furthermore, the achievement of peace with the country’s guerrilla groups could create additional social or political instability in the immediate aftermath, which could have a material adverse effect on our operations.

Global Economy

Financial and commodity markets in Colombia are influenced by the economic and market conditions in other countries, including other South American and emerging market countries and other global markets. Although economic conditions in these countries may differ significantly from economic conditions in Colombia, investors’ reactions to developments in these other countries, such as the recent developments in the global financial markets, may substantially affect the capital flows into, and the market value of securities of issuers with operations in Colombia.

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Insurance Coverage

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us, and environmental contingencies. We will endeavor to obtain appropriate insurance covering these risks in amounts sufficient to support a downturn in the sale of our products due to these potential production risks. The cost of such insurance may be high and we may not be able to obtain sufficient amount of insurance to cover these risks.

Operations in Spanish

As a result of our conducting most of our operations in Colombia, our regulatory licenses and books and records, including key documents such as material contracts and financial documentation, are principally negotiated and entered into in the Spanish language and English translations may not exist or be readily available.

General Business Risks

Inability to Manage Growth

We may not be able to effectively manage our growth as a producer, manufacturer and exporter of cannabis and hemp products. Our strategy envisions growing our business. We plan to expand our production and manufacturing capability and create a global distribution network. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	cultivate our cannabis crops in Colombia and expand our manufacturing processes and systems in our facilities in Colombia;
●	execute and perform under our current manufacturing and distribution agreements with Smokiez Edibles and Kx Family Care;
●	raise additional capital to fund our operations;
●	identify and hire qualified employees or retain valued employees; or
●	obtain and maintain necessary licenses in relevant jurisdictions

Our inability, or failure to effectively manage, our growth and expansion could harm our business and materially and adversely affect our operating results and financial condition.

Speculative Forecasts

Any forecasts we provide will be highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy. Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will be accurate.

Limited Management Team

Our limited senior management team size may hamper our ability to effectively manage a publicly traded company while operating our business. Our management team has experience in the management of publicly traded companies and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. They realize it will take significant resources to meet these requirements while simultaneously working on cultivating, developing and distributing our cannabis and hemp related products. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

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Risks Related To Our Common Stock

The issuance of such additional shares of common stock may depress the price of our common stock.

We have outstanding obligations to issue additional shares of common stock in the future. These include the following:

●	We may sell and issue to Tysadco up to $10,000,000 of shares of common stock under the Purchase Agreement;
●	There are 14,011,650 shares of common stock issuable pursuant to common stock warrants outstanding as of December 31, 2023;
●	There are 9,973,300 shares of common stock issuable upon conversion of our Series A Preferred Stock as of December 31, 2023;
●	There are 23,850,100 shares of common stock issuable upon conversion of our Series B Preferred Stock as of December 31, 2023;
●	There are 5,000,000 shares of common stock issuable pursuant to convertible debt instruments outstanding as of December 31, 2023, consisting of $750,000 of principal that is convertible into 50,000 shares of Series B Preferred Stock;
●	There are 10,892,000 shares of common stock issuable pursuant to common stock options outstanding as of December 31, 2023.

Any shares of common stock issued pursuant to these securities would further dilute the percentage ownership of existing stockholders. The terms upon which we may obtain additional capital during the life of these securities may be adversely affected due to such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing stockholders may be diluted if we issue additional shares in the future. Future issuances of additional shares pursuant to grants, options, warrants other convertible securities could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such issuances. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

Limited Trading

Although prices for shares of our common stock are quoted on the OTCQB tier of the OTC Markets, there is limited trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTC Markets is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our common stock will be quoted on another more prestigious exchange or market. The market price of our common stock is may be volatile as there will likely be a limited trading market for the stock, which may cause transactions of small blocks of stock to have a disproportionate impact on the stock price.

We may issue additional stock without stockholder consent.

Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of our authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing stockholders. The Board of Directors can also issue preferred stock in one or more series and fix the terms of such stock without stockholder approval. Preferred stock may include the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of preferred stock could adversely affect the rights of the holders of common stock and reduce the value of the common stock. In addition, specific rights granted to holders of preferred stock could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. Such issuance could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Broker-dealers may be discouraged from effecting transactions in our common stock because it is considered a penny stock and is subject to the penny stock rules.

Our common stock currently constitutes “penny stock.” Subject to certain exceptions, for the purposes relevant to us, “penny stock” includes any equity security that has a market price of less than $5.00 per share. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” In particular, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse), must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

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The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Because our Board of Directors does not intend to pay dividends on our common stock in the foreseeable future, stockholders may have to sell their shares of our common stock to realize a return on their investment in the company.

Holders of our common stock are entitled to receive dividends if, and when, declared by our Board of Directors out of funds legally available. To date, we have paid no dividends. Our Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in shares of our common stock may be realized only through a sale of such shares, if at all.

Control of Common Stock will Influence Decision Making

Our officers, directors and principal stockholders are able to exert significant influence over us and may make decisions that are not in the best interests of all stockholders. Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own approximately 87.0% of our fully-diluted common stock. As a result of such ownership, these stockholders are able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of our company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our company. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of our common stock.

We are an Emerging Growth Company Within the Meaning of the Securities Act.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

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Antitakeover Protections

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our articles of incorporation, as amended, bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Risks Relating to Our Agreements with Tysadco Partners, LLC

The sale of our common stock to Tysadco may cause dilution, and the sale of the shares of common stock acquired by Tysadco, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Purchase Agreement, Tysadco has committed to purchase up to an aggregate of $10,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Tysadco at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus and until approximately three years after such date. The per share purchase price for the shares that we may sell to Tysadco under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to 88% of the of the lowest daily volume weighted average price of our common stock during the period of 10 trading days beginning five trading days preceding the day we deliver the applicable put notice to Tysadco. Depending on market liquidity at the time, sales of shares of common stock to Tysadco may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Tysadco, except that, pursuant to the Purchase Agreement, we may not sell shares to Tysadco if the sale would result in its beneficial ownership of more than 4.99% of our outstanding common stock. Tysadco may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Tysadco may sell all, some or none of those shares. Therefore, sales to Tysadco by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Tysadco, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Tysadco will pay less than the then-prevailing market price for our common stock for purchases under the Purchase Agreement.

The common stock to be issued to Tysadco pursuant to the Purchase Agreement will be purchased at a 12% discount to the lowest volume weighted average price of our common stock during the during the period of 10 trading days beginning five trading days preceding the day we deliver the applicable put notice to Tysadco. Tysadco has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tysadco sells the shares, the price of our common stock could decrease. If our stock price decreases, Tysadco may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We may not be able to put to Tysadco all $10,000,000 of shares available under the Purchase Agreement.

The Purchase Agreement provides for the purchase by Tysadco of up to $10,000,000 of shares of our common stock. Our ability to draw down funds and sell shares under the Purchase Agreement requires the satisfaction of a number of conditions, including that the registration statement of which this prospectus is a part be declared effective by the SEC and continue to be effective at the time of the put, as well as Tysadco’s compliance with its obligations under the Purchase Agreement. Accordingly, there can be no guarantee that we will be able to draw down all or any portion of the $10,000,000 available to us under the Purchase Agreement.

USE OF PROCEEDS

The Shares offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock to Tysadco under the Purchase Agreement, and upon the exercise of warrants held by the selling stockholder. These proceeds would be used for general working capital purposes.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of our common stock, including shares of common stock that may be issued by us to Tysadco under the Purchase Agreement, and upon the conversion of shares of Series B Preferred Stock we issued to Tysadco under the Purchase Agreement. In addition, on September 1, 2022, we entered into a Securities Purchase Agreement with Tysadco (the “SPA”) under which Tysadco agreed to purchase an aggregate of 20,000 shares of our Series B Preferred Stock for a total purchase price of $300,000 in two closings of 10,000 Series B Preferred Shares each. The first closing of 10,000 Series B Shares occurred following the execution of the SPA. On October 12, 2022, we sold the second tranche of 10,000 shares of Series B Preferred Stock to Tysadco for proceeds of $150,000. We paid $15,000 out of the proceeds of the investment to Garden State Securities, Inc. as financing costs. Except for the transactions contemplated by the SPA and the Purchase Agreement, including our obligations under the related Registration Rights Agreement pursuant to which we have filed the registration statement of which this prospectus is a part, Tysadco has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of December 31, 2023. As used in this prospectus, the term “selling stockholder” includes the selling stockholder named below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of common stock to be Offered Pursuant to this prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this Offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the Offering shown in the table below is based on an aggregate of 79,827,618 shares of our common stock outstanding on December 31, 2023. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Beneficially Owned Prior to Offering			Number of Shares Being Offered by Selling	Beneficially Owned After Offering
Selling Stockholder	Number of Shares		Percent	Stockholder in Offering	Number of Shares(1)	Percent
Tysadco Partners, LLC (2)	3,000,000	(3)	3.80%	21,366,700	2,000,000	2.00%

*	Less than one percent.

(1)	Assumes the sale of all shares being offered pursuant to this prospectus. Shares owned after the offering consist of shares of common stock issuable upon conversion of 20,000 shares of Series B Preferred Stock.

(2)	The business address of Tysadco Partners, LLC is 210 West 77th Street, #7W, New York, NY 10024. Tysadco’s principal business is that of a private investment firm. We have been advised that Tysadco is not a member of FINRA, or an independent broker-dealer, and that neither Tysadco nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Brian Loper is the Managing Member of Tysadco, and that Mr. Loper has definitive power to vote or to direct the vote and definitive power to dispose or to direct the disposition of all securities owned directly by Tysadco.

(3)	Includes shares of common stock issuable upon conversion of shares of Series B Preferred Stock described above, which are subject to the limitation that Tysadco may not convert such securities to the extent that Tysadco would beneficially own more than 4.99% of our outstanding common stock. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Tysadco may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Tysadco’s control, including the Registration Statement of which this prospectus is a part becoming and remaining effective.

This prospectus also covers any additional shares of our common stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 21,366,700 shares of our common stock by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares covered hereby on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Tysadco is an “underwriter” within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Tysadco has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

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The selling stockholder also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Because Tysadco is an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MARKET FOR OUR COMMON STOCK

There is a limited public market for our common stock. Shares of our common stock trade on the over-the-counter market and are quoted on the OTCQB tier of the OTC Markets under the symbol “OWPC”.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Markets. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ending December 31, 2023
First Quarter	$0.13	$0.06
Second Quarter	$0.10	$0.05
Third Quarter	$0.12	$0.06
Fourth Quarter	$0.10	$0.03
Fiscal Year Ended December 31, 2022
First Quarter	$0.14	$0.08
Second Quarter	$0.24	$0.07
Third Quarter	$0.19	$0.09
Fourth Quarter	$0.13	$0.07

Fiscal Year Ended December 31, 2021
First Quarter	$1.00	$0.10
Second Quarter	$0.32	$0.27
Third Quarter	$0.30	$0.10
Fourth Quarter	$0.14	$0.07

As of December 31, 2023, there were 79,827,618 shares of our common stock held by approximately 112 shareholders of record. Such number does not include any shareholders holding shares in nominee or “street name”.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock since our inception and do not anticipate paying dividends for the foreseeable future. The payment of dividends is subject to the discretion of our board of directors and depends, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common shareholders will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition and performance, earnings, need for funds, capital requirements, prior claims of preferred stock to the extent issued and outstanding, and other factors, including income tax consequences, restrictions and applicable laws. There can be no assurance, therefore, that any dividends on our common stock will ever be paid.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2023, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group. The address of each of our directors and executive officers named in the table is c/o One World Products, Inc., 6605 Grand Montecito Pkwy, Suite 100, Las Vegas, Nevada 89149:

			Series A		Series B
	Common Stock		Preferred Stock		Preferred Stock		Percent of
Name of Beneficial Owner(1)	Number of Shares	% of Class(2)	Number of Shares	% of Class	Number of Shares	% of Class	Combined Voting Power(6)
Officers and Directors:
Isiah Thomas, III, Chairman and CEO(3)	26,000,000	24.7%	-	-	200,000	83.9%	17.7%
Dr. Kenneth Perego II, Vice Chairman(4)	11,100,000	13.6%	11,000	11.0%	-	-	55.3%
Joerg Sommer, President	1,500,000	1.9%	-	-	-	-	1.3%
Timothy Woods, Chief Financial Officer	-	-	-	-	-	-	-
Terry L. Buffalo, Director	-	-	-	-	-	-	-
Directors and Officers as a Group (4 persons)	38,600,000	36.0%	-	-	-	-	74.2%
5% Shareholders
ISIAH International, LLC(3)	26,000,000	24.7%	-	-	200,000	83.9%	17.7%
Dr. John McCabe(5)	15,000,180	18.8%	3,000	3.0%	20,000	8.4%	12.8%

* less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)	Percentage of beneficial ownership is based upon 79,827,618 shares of common stock, 99,733 shares of Series A Preferred Stock and 238,501 and shares of Series B Preferred Stock outstanding as of December 31, 2023. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of December 31, 2023, including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Includes 5,500,000 shares of common stock that may be acquired upon exercise of a vested option, and 20,000,000 shares of common stock that may be acquired upon conversion of Series B Preferred Stock currently held by Isiah International, LLC. Mr. Thomas is the sole member and Chief Executive Officer of ISIAH International.

(4)	Includes 7,000,000 shares of common stock held by CB Medical, LLC, of which Dr. Kenneth Perego, II is the controlling member. Includes 350,000 shares of common stock that may be acquired under an option, and 550,000 shares of common stock that may be acquired under a warrant. In addition, includes 11,000 shares of Series A Preferred Stock, convertible into 1,100,000 shares of common stock with each share of preferred carrying 50 voting rights.

(5)	Includes 150,000 shares of common stock that may be acquired upon exercise of a vested warrant, and 300,000 shares of common stock that may be acquired upon conversion of Series A Preferred Stock, and 2,000,000 shares of common stock that may be acquired upon conversion of Series B Preferred Stock. The address for Mr. McCabe is 160 Kincaid Lane, Boyce, LA 71409.

(6)	Each share of common stock is entitled to one vote per share, and each share of Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Preferred Stock may then be converted. The Preferred Stock generally will vote together with the common stock and not as a separate class.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. The Company is a holding company and conducts its business in Colombia through OWP-Colombia, its wholly-owned subsidiary. OWP-Colombia has received licenses from the Colombian government to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes in the town of Esmeralda-Popayan, Cauca, Colombia.

We are in the process of acquiring another Colombian subsidiary within the Bogota free trade zone, which has all requisite licenses for the cultivation, production, distribution and export of cannabis and hemp infused products, and will serve as the Company’s primary base of operations in the Colombian market. Establishing operations within the free trade zone provides favorable import/export commercial terms and taxation, and will improve logistics and the overall operating efficiencies for the Company due to the close proximity of El Dorado International Airport and the commercial, economic and cultural center of the city of Bogota itself.

OWP-Colombia owns approximately 30 acres and has a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we entered into agreements with a local farming co-operative, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We planted our first crop of cannabis in 2018, which we harvested in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced.

We have been generating revenue from the sale of our seeds since the second quarter of 2020. Between August 2021 and March 2022, we made payments of approximately $1,400,000 for the purchase of a state of the art distillation machine that cleared customs and is currently located in a warehouse near Bogota. We intend to build out an extraction and production facility in the Bogota free trade zone adjacent to the El Dorado international airport in Bogota after we execute a lease for this location. Once the extraction equipment is placed in service, we will be one of the few companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils.

Due to challenging economic conditions and under prior management, OWP-Colombia experienced significant operational and managerial challenges in 2022 and 2023, resulting its accumulation of financial obligations of approximately $1.2 million, which are substantially past due. Without adequate resources and in an effort to forestall the imposition of interest, late charges, fines and any court-mandated order(s) to cease operations, OWP-Colombia filed for protection under Colombian Law 1116 of 2006, which is the primary legislation governing business insolvency proceedings (restructuring and liquidation) (“Reorganization Proceedings”) in Colombia on December 22, 2023. During the Reorganization Proceeding, management intends to satisfy OWP-Colombia’s continuing financial obligations through the negotiation and/or settlement with creditors and the Colombian governmental authorities. Subject to court approval, the Company intends to continue normal operations, which consists of providing cannabinoids in bulk for the domestic and international markets, including the raw material for our brands and affiliate companies. At this time, the Company cannot predict the length of time of the Reorganization Proceeding.

We expect to start exporting products in 2024, including CBD flower and distillate oil. Our product pipeline also includes pipeline premium coffee certified by the Colombian National Coffee Federation infused with CBD, teas infused with CBD and a series of wellness products, including sports CBD energy drinks for optimum performance, CBD facial and body creams for anti-inflammatory and anti-aging use and white label commercial agreements with partners in Europe, USA, and Latin America. We recently entered into strategic partnerships with Smokiez Edibles in Colombia and Stephen Marley’s Kx Family Care. There can be no assurances that these strategic partnerships will generate revenues or be profitable for the Company.

Results of Operations for the Three Months Ended September 30, 2023 and 2022

The following table summarizes selected items from the statement of operations for the three months ended September 30, 2023 and 2022.

	Three Months Ended September 30,		Increase /
	2023	2022	(Decrease)
Revenues	$5,906	$33,373	$(27,467)
Cost of goods sold	767	23,969	(23,202)
Gross profit (loss)	5,139	9,404	(4,265)

Operating expenses:
General and administrative	142,464	378,910	(236,446)
Professional fees	236,139	95,946	140,193
Depreciation expense	9,274	9,883	(609)
Total operating expenses:	387,877	484,739	(96,862)

Operating loss	(382,738)	(475,335)	(92,597)

Total other expense	(67,568)	(518,808)	(451,240)

Net loss	$(450,306)	$(994,143)	$(543,837)

Revenues

Revenues during the three months ended September 30, 2023 were $5,906, compared to $33,373 during the three months ended September 30, 2022, a decrease of $27,467, or 82%. Revenues decreased as we transitioned to new management at our operating facility.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2023 were $767, compared to $23,969 for the three months ended September 30, 2022, a decrease of $23,202, or 97%. Cost of goods sold consists primarily of labor, agricultural raw materials, depreciation and overhead. Costs of goods sold decreased as we transitioned to new management at our operating facility.

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General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2023 were $142,464, compared to $378,910 during the three months ended September 30, 2022, a decrease of $236,446, or 62%. The expenses for the current period consisted primarily of compensation expenses, office rent, and travel costs. General and administrative expenses decreased primarily due to decreased salaries and wages and lease expenses in Colombia over the comparative period, as we transitioned to new management. General and administrative expenses included non-cash, stock-based compensation of $29,347 during the each of the three months ended September 30, 2023 and 2022.

Professional Fees

Professional fees for the three months ended September 30, 2023 were $236,139, compared to $95,946 during the three months ended September 30, 2022, an increase of $140,193, or 146%. Professional fees included non-cash, stock-based compensation of $147,367 and $11,833 during the three months ended September 30, 2023 and 2022, respectively. Professional fees increased primarily due to increased stock-based compensation issued to consultants during the current period.

Depreciation Expense

Depreciation expense for the three months ended September 30, 2023 was $9,274, compared to $9,883 during the three months ended September 30, 2022, a decrease of $609, or 6%. Depreciation expense decreased due to the prior year disposal of office equipment.

Other Income (Expense)

Other expenses, on a net basis, for the three months ended September 30, 2023 were $67,568, compared to other expenses, on a net basis, of $518,808 during the three months ended September 30, 2022, a decrease in net expenses of $451,240, or 87%. Other expenses consisted of $67,571 of interest expense, including $12,684 of stock-based finance costs on the amortization of debt discounts, as partially offset by $3 of interest income, for the three months ended September 30, 2023, compared to $529,915 of interest expense, including $109,969 of stock-based finance costs on the amortization of debt discounts, $339,133 of stock-based commitment fees on debt and equity financing, and a loss on the sale of fixed assets of $9,041, as partially offset by a gain of $20,148 on the early extinguishment of our extraction facility lease in Colombia, during the three months ended September 30, 2022.

Net Loss

Net loss for the three months ended September 30, 2023 was $450,306, or $0.01 per share, compared to $994,143, or $0.02 per share, during the three months ended September 30, 2022, a decrease of $543,837, or 55%. The net loss decreased primarily due to decreased compensation and office expenses during the current period as we transitioned to new management over our Colombian subsidiary.

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Results of Operations for the Nine Months Ended September 30, 2023 and 2022

The following table summarizes selected items from the statement of operations for the nine months ended September 30, 2023 and 2022.

	Nine Months Ended September 30,		Increase /
	2023	2022	(Decrease)
Revenues	$8,082	$76,384	$(68,302)
Cost of goods sold	1,866	54,765	(52,899)
Gross profit	6,216	21,619	(15,403)

Operating expenses:
General and administrative	907,595	1,148,100	(240,505)
Professional fees	413,651	380,801	32,850
Depreciation expense	25,578	34,540	(8,962)
Total operating expenses:	1,346,824	1,563,441	(216,617)

Operating loss	(1,340,608)	(1,541,822)	(201,214)

Total other expense	(172,766)	(753,317)	(580,551)

Net loss	$(1,513,374)	$(2,295,139)	$(781,765)

Revenues

Revenues during the nine months ended September 30, 2023 were $8,082, compared to $76,384 during the nine months ended September 30, 2022, a decrease of $68,302, or 89%. Revenues decreased as we transitioned to new management at our operating facility.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2023 were $1,866, compared to $54,765 for the nine months ended September 30, 2022, a decrease of $52,899, or 97%. Cost of goods sold consists primarily of labor, agricultural raw materials, depreciation and overhead. Costs of goods sold decreased as we transitioned to new management at our operating facility.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2023 were $907,595, compared to $1,148,100 during the nine months ended September 30, 2022, a decrease of $240,505, or 21%. The expenses for the current period consisted primarily of compensation expenses, office rent, and travel costs. General and administrative expenses decreased primarily due to decreased salaries and wages and lease expenses in Colombia over the prior year, as we transitioned to new management. General and administrative expenses included non-cash, stock-based compensation of $177,891 and $88,041 during the nine months ended September 30, 2023 and 2022, respectively.

Professional Fees

Professional fees for the nine months ended September 30, 2023 were $177,512, compared to $284,855 during the nine months ended September 30, 2022, a decrease of $107,343, or 38%. Professional fees included non-cash, stock-based compensation of $207,011 and $35,399 during the nine months ended September 30, 2023 and 2022, respectively. Professional fees decreased primarily due to decreased legal fees during the current period.

Depreciation Expense

Depreciation expense for the nine months ended September 30, 2023 was $25,578, compared to $34,540 during the nine months ended September 30, 2022, a decrease of $8,962, or 26%. Depreciation expense decreased due to the prior year disposal of office equipment.

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Other Income (Expense)

Other expenses, on a net basis, for the nine months ended September 30, 2023 were $172,766, compared to other expenses, on a net basis, of $753,317 during the nine months ended September 30, 2022, a decrease in net expenses of $580,551, or 77%. Other expenses consisted of $177,169 of interest expense, including $12,684 of stock-based finance costs on the amortization of debt discounts, as partially offset by a gain on early extinguishment of debt of $4,397 on the termination of long term leases and $6 of interest income, for the nine months ended September 30, 2023, compared to $886,837 of interest expense, including $361,921 of stock-based finance costs on the amortization of debt discounts, $339,133 of stock-based commitment fees on debt and equity financing, and a loss on the sale of fixed assets of $9,041, as partially offset by a gain of $20,148 on the early extinguishment of our extraction facility lease in Colombia, $1,000 of sublet income on our office space, a gain on early extinguishment of debt of $121,372 on the forgiveness of a PPP Loan and $41 of interest income, during the nine months ended September 30, 2022.

Net Loss

Net loss for the nine months ended September 30, 2023 was $1,513,374, or $0.02 per share, compared to $2,295,139, or $0.03 per share, during the nine months ended September 30, 2022, a decrease of $781,765, or 34%. The net loss decreased primarily due to decreased interest expense on our debt financing.

Results of Operations for the Years ended December 31, 2022 and 2021

The following table summarizes selected items from the statement of operations for the years ended December 31, 2022 and 2021.

	For the Years Ended
	December 31,		Increase /
	2022	2021	(Decrease)

Revenues	$125,662	$38,264	$87,398
Cost of goods sold	300,757	19,744	281,013
Gross profit (loss)	(175,095)	18,520	281,013

Operating expenses:
General and administrative	1,587,017	2,924,284	(707,267)
Professional fees	431,737	915,217	(483,480)
Depreciation expense	42,287	40,321	1,966
Total operating expenses:	2,061,041	3,249,822	(1,188,781)

Operating loss	(2,236,136)	(3,231,302)	(995,166)

Total other expense	(823,341)	(553,260)	270,081

Net loss	$(3,059,477)	$(3,784,562)	$(725,085)

Revenues

Revenues for the year ended December 31, 2022 were $125,662, compared to $38,264 during the year ended December 31, 2021, an increase of $87,398, or 228%. Revenues increased as we continued to shift our focus toward producing and selling CBD and THC oils.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2022 were $300,757, compared to $19,744 during the year ended December 31, 2021, an increase of $281,013, or 1,423%. Cost of goods sold consists primarily of write offs of obsolete inventory, labor, depreciation and maintenance on cultivation and production equipment, and supplies consumed in our operations. Our gross margins were approximately negative 139% for the year ended December 31, 2022, compared to 48% during the year ended December 31, 2021. Our current year gross margins were less than the prior year due primarily to a significant write down of obsolete inventory, compared to the prior year.

20

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2022 were $1,587,017, compared to $2,294,284 for the year ended December 31, 2021, a decrease of $707,267, or 31%. General and administrative expenses decreased primarily due to decreased stock-based compensation. The expenses for the current period consisted primarily of compensation expenses, office rent, and travel costs, including $117,388 of stock-based compensation, which consisted entirely of expense related to stock options that were issued to our officers. The expenses for the prior period included $638,036 of stock-based compensation, of which $55,234, consisting of 673,582 shares, were issued as compensation payment in lieu of cash to our former CFO, and $582,802 of expense related to stock options that were issued to our officers. Stock-based compensation decrease by $520,648, or 82%, for the year ended December 31, 2022, compared to the year ended December 31, 2021.

Professional Fees

Professional fees for the year ended December 31, 2022 were $431,737, compared to $915,217 during the year ended 2021, a decrease of $483,480, or 53%. Professional fees included non-cash stock-based compensation of $47,232, consisting entirely of stock options expense, during the year ended December 31, 2022, compared to $496,553, consisting of $78,521 on issuances of common stock expense and $418,032 of stock options expense, during the year ended December 31, 2021, a decrease of $449,321, or 90%. Professional fees decreased primarily due to decreased stock-based compensation during the current period.

Depreciation Expense

We had $42,287 of depreciation expense for the year ended December 31, 2022, compared to $40,321 of depreciation expense for the year ended December 31, 2021, an increase of $1,966, or 5%. Depreciation expense increased during the current period as additional assets have been placed in service.

Other Income (Expense)

Other expenses, on a net basis, for the year ended December 31, 2022 were $823,341, compared to other expenses, on a net basis, of $553,260 for the year ended December 31, 2021. Other expense during the year ended December 31, 2022 consisted of a loss on disposal of fixed assets of $9,041, and $956,858 of interest expense, including $339,133 on shares of series B preferred stock and common stock issued as commitment fees to Tysadco Partners on debt financing arrangements, as partially offset by $1,000 of sublease income, a gain on early extinguishment of leases of $20,148, a gain on forgiveness of PPP loan of $121,372 and $38 of interest income. Other expenses for the year ended December 31, 2021 consisted of a loss on disposal of fixed assets of $71,487 and $511,131 of interest expense, as partially offset by $27,000 of sublease income and $2,358 of interest income.

Net Loss

Net loss for the year ended December 31, 2022 was $3,059,477, or $0.05 per share, compared to $3,784,562, or $0.06 per share, during the year ended December 31, 2021, a decrease of $725,085, or 19%. The net loss for the year ended December 31, 2022 included non-cash expenses consisting of $42,287 of depreciation, a $9,041 loss on disposal of fixed assets, $503,753 of stock-based compensation, and $956,858 of interest expense, including $412,673 on the amortization of debt discounts and $339,133 on shares of series B preferred stock and common stock issued as commitment fees to Tysadco Partners on debt financing arrangements. The net loss for the year ended December 31, 2021 included non-cash expenses consisting of $40,321 of depreciation, a $71,487 loss on disposal of fixed assets, $1,134,589 of stock-based compensation, and $511,131 of interest expense, including $456,656 on the amortization of debt discounts.

Liquidity and Capital Resources

The following table summarizes our total current assets, liabilities and working capital at September 30, 2023, December 31, 2022 and 2021.

	September 30,	December 31,
	2023	2022	2021
Current Assets	$361,100	$123,467	$496,989

Current Liabilities	$4,513,253	$2,977,435	$1,523,593

Working Capital	$(4,152,153)	$(2,853,968)	$(1,026,604)

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The following table summarizes our cash flows during the nine months ended September 30, 2023 and the years ended December 31, 2022 and 2021, respectively.

	For the Nine Months	For the Year Ended
	Ended	December 31,
	September 30, 2023	2022	2021
Net cash used in operating activities	$(1,043,238)	$(1,380,483)	$(3,728,702)
Net cash used in investing activities	$(5,046)	(36,851)	(388,001)
Net cash provided by financing activities	$874,500	1,317,581	4,218,938
Effect of exchange rate changes on cash	$172,920	(8,909)	(11,477)

Net change in cash	$(864)	$(108,662)	$90,758

The decrease in funds used in operating activities for the year ended December 31, 2022, compared to the year ended December 31, 2021, was primarily due to decreased operations in the current year as capital resources tightened. During the nine months ended September 30, 2023, net cash used in operating activities was $1,043,238, compared to net cash used in operating activities of $1,124,967 for the nine months ended September 30, 2022. The cash used in operating activities was primarily attributable to our net loss.

The decrease in funds used in investing activities for the year ended December 31, 2022, compared to the year ended December 31, 2021, was due primarily to decreased purchases of fixed assets in the year ended December 31, 2022. During the nine months ended September 30, 2023, net cash used in investing activities was $5,046, compared to net cash used in investing activities of $36,851 for the nine months ended September 30, 2022. The cash used in investing activities during the current period consisted entirely of purchases of fixed assets, as compared to the purchases of fixed assets, as partially offset by proceeds received on the sale of fixed assets in the comparative period.

The decrease in funds provided by financing activities for the year ended December 31, 2022, compared to the year ended December 31, 2021, was due primarily to $3,227,505 of decreased proceeds received from the sale of our securities, as partially offset by $326,148 of increased net debt financing proceeds received during the year ended December 31, 2022. During the nine months ended September 30, 2023, net cash provided by financing activities was $874,500, compared to net cash provided by financing activities of $1,117,581 for the nine months ended September 30, 2022. The current period consisted of $250,000 of proceeds received on the sale of preferred stock, $300,000 from the sale of common stock and $262,500 of proceeds received on debt financing and $62,000 of proceeds received on debt financing received by related parties, compared to $1,117,581 of proceeds received on debt financing and $150,000 of proceeds received on the sale of preferred stock, as partially offset by $750,000 of repayments on debt, compared to $947,000 of proceeds received on debt financing and $3,577,505 received on the sale of preferred and common stock, less debt repayments of $455,567, during the nine months ended September 30, 2022.

Ability to Continue as a Going Concern

As of September 30, 2023, our balance of cash on hand was $10,152, and we had negative working capital of $4,152,153 and an accumulated deficit of $24,489,739. We do not currently have sufficient funds to fund our operations at their current levels for the next twelve months. As we implement our cannabis cultivation business and attempt to expand operational activities, we expect to continue to experience net negative cash flows from operations in amounts not now determinable, and will be required to obtain additional financing to fund operations. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Since inception, we have raised funds primarily through the sale of equity securities. We will need, and are currently seeking, additional funds to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our financial statements included in this prospectus do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. Our financial statements included in this prospectus also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Our ability to scale production and distribution capabilities and further increase the value of our brands, is largely dependent on our success in raising additional capital.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management’s subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.

While our significant accounting policies are more fully described in notes to our financial statements appearing elsewhere in this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we used in the preparation of our financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s sales to date have primarily consisted of the sale of seeds. These sales include multi-element arrangements whereby the Company collects 50% of the sale upon delivery of the sales, and the remaining 50% upon the completion of the harvest, whether the seeds result in a successful crop, or not. In addition, the Company has a right of first refusal to purchase products resulting from the harvest. At September 30, 2023, the Company had $11,545 of deferred revenues and $6,760 of deferred cost of goods sold, as included in other current assets on the balance sheet, that are expected to be recognized upon the customers’ completion of their future harvests.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

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DESCRIPTION OF OUR BUSINESS

Overview

On February 21, 2019, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with OWP Merger Subsidiary, Inc. (“OWP Merger Sub), our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”). Under the Merger Agreement, the acquisition of OWP Ventures by us was effected by the merger of OWP Merger Sub with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). The closing (the “Closing”) of the Merger occurred on February 21, 2019.

Immediately prior to the Closing, we were a public “shell” company with nominal assets. As of the Closing, we are no longer a public shell. As a result of the Merger, we are engaged in OWP Ventures’ business, including the business of its wholly-owned subsidiary, One World Pharma, S.A.S., a Colombian company (“OWP Colombia”). On November 23, 2021, we changed our name from One World Pharma, Inc. to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by us, with and into us. This merger was effected solely to effect the change of our name, and had no effect on our officers, directors, operations, assets or liabilities.

On June 3, 2020, Isiah L. Thomas III was appointed to serve as our Chief Executive Officer and Vice Chairman. Mr. Thomas was a 12-time NBA All Star, two-time NBA champion, and is an accomplished international business executive. In 2021, through ISIAH International, LLC, of which he is the sole member, Mr. Thomas purchased $3,000,000 of our Series B Preferred Stock in installments over a period of time ending in July 2021.

We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. The Company is a holding company and conducts its business in Colombia through OWP-Colombia, its wholly-owned subsidiary, The Company, through OWP-Colombia, received licenses from Colombian regulators to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes in the town of Esmeralda-Popayan, Cauca, Colombia.

We are in the process of acquiring another Colombian subsidiary within the Bogota free trade zone, which has all requisite licenses for the cultivation, production, distribution and export of cannabis and hemp infused products, and will serve as the Company’s primary base of operations in the Colombian market. Establishing operations within the free trade zone provides favorable import/export commercial terms and taxation, and will improve logistics and the overall operating efficiencies for the Company due to the close proximity of El Dorado International Airport and the commercial, economic and cultural center of the city of Bogota itself.

We planted our first crop of cannabis in Popayan, Colombia in 2018, and began initial harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. We commenced limited shipping of non-psychoactive products to customers in May of 2020. Although we hold the four Colombian Licenses, we will need to obtain additional approvals from Colombian regulators before we can fully execute our business plan, particularly with respect to the sale psychoactive products. As described further under “Regulation” below,

●	We will need to obtain quota approvals from the Colombian authorities before we can commence commercial sale of our psychoactive products under our Cannabis Manufacturing License and Psychoactive Cultivation License;

●	We have successfully registered three non-psychoactive distinct cannabis strains and have received the certification required by Colombia’s National Registrar as of April 2020; and

●	We have been issued the sanitary registrations needed to sell our products intended for human consumption; and

●	We have successfully registered eight psychoactive distinct cannabis strains and have received the certifications required by Columbia’s National Registrar as of December 2020; and

●	We will proceed to get quota approvals for 2024.

Our first cultivation site is located in Popayan, Colombia. Our cultivation facility encompasses approximately 30 acres and includes a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into an agreements with a local farming co-operative that will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis.

We employ modern propagation and cultivation techniques drawn from U.S. practices that allow us to rapidly multiply the cells of a specific plant strain to produce large numbers of genetically consistent progeny plants using our own plant tissue culture method. We believe this technique allows us to cultivate plants which are stable, robust and able to produce genetically superior cannabis and hemp derived products. We intend to have our processes and products certified as compliant with international standards, including Good Agricultural Practices (“GAP”), Good Manufacturing Practice (“GMP”) and the standards set forth in EU Pharmacopoeia, a publication that sets forth quality standards applicable to the European pharmaceutical industry.

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We have been generating revenue from the sale of our seeds since the second quarter of 2020. Between August 2021 and March 2022, we made payments of approximately $1,400,000 for the purchase of a state of the art distillation machine that cleared customs. We intend to build out an extraction and production facility in the Bogota free trade zone extension, after we execute a lease for this location. The installation of this equipment makes us one of the only companies in Colombia to both, hold licenses and possess the capability to extract high-quality CBD and THC oils.

For strategic and operational reasons, OWP-Colombia filed for protection under Colombian Law 1116 of 2006, which is the primary legislation governing business insolvency proceedings (restructuring and liquidation) (“Reorganization Proceedings”) in Colombia on December 22, 2023. Subject to court approval, the Company intends on continuing its normal operations during the Reorganization Proceeding. Our normal operations consist or providing cannabinoids in bulk for the domestic and international markets, including the raw material for our brands and affiliate companies. At this time, the Company cannot predict the length of time of the Reorganization Proceeding.

We expect to start exporting products in 2024, including CBD flower and distillate oil, while developing white label commercial agreements with partners in Europe, USA, and Latin America. Our product pipeline includes premium coffee certified by the Colombian National Coffee Federation infused with CBD, teas infused with CBD and a series of wellness products, including sports CBD energy drinks for optimum performance, CBD facial and body creams for anti-inflammatory and anti-aging use. In September and December 2023, we entered into strategic partnerships with Smokiez Edibles to distribute Smokiez Gummies in Colombia and other countries in Latin America. In December 2023, we entered into a strategic partnership with Kx Family Care, which honors the legacy of Bob Marley to distribute Kx Family Care products in Columbia and other countries in Latin There can be no assurances that these strategic partnerships will generate revenue or be profitable for the Company.

History and Background

One World Pharma S.A.S., is a Colombian company (“OWP Colombia”), incorporated on July 14, 2017 with the goal of procuring the following Colombian Licenses.

On December 20, 2017, the Colombian Ministry of Health, by means of resolution No. 5251 of 2017, granted OWP Colombia its license for the production of cannabis derivatives for domestic use and export, allowing OWP Colombia to extract high tetrahydrocannabinol (“THC”) compounds (“Cannabis Manufacturing License”). This license will expire on December 20, 2027.

On December 26, 2017, the Colombian Ministry of Justice, by means of resolution No. 1087 of 2017, granted OWP Colombia its license to use seeds for sowing for sale or delivery of seeds and/or for scientific research purposes, allowing for genetic and seed bank registration (“Cannabis Seed Possession License”). This license will expire on December 26, 2027.

On December 26, 2017, the Colombian Ministry of Justice, by means of resolution No. 1088 of 2017, granted OWP Colombia its license to grow non-psychoactive cannabis plants (less than 1.0% THC). Under this license, OWP Colombia can produce seeds for planting, deliver and make sales of the cannabis crop in order to produce cannabis derivatives and deliver and make sales of the cannabis crop for industrial purposes (“Cannabis Non-Psychoactive Cultivation License”). This license will expire on December 26, 2027.

On January 4, 2018, the Colombian Ministry of Justice, by means of resolution No. 0015 of 2018, granted OWP Colombia its license to grow psychoactive cannabis plants (greater than 1.0% THC) (“Psychoactive Cultivation License”). Under this license, OWP Colombia can produce seeds for planting, and deliver and make sales of the cannabis crop in order to produce cannabis derivatives. This license will expire on January 4, 2028.

Six months prior to the expiration of each of the Licenses, we can apply for successive renewals for additional five-year periods. In each renewal application, the corresponding Ministry will assess compliance with all the relevant requirements in determining whether or not to renew the License.

On March 27, 2018, OWP Ventures, Inc. was formed as a Delaware corporation for the purpose of acquiring OWP Colombia.

On May 30, 2018, OWP Ventures entered into a Stock Purchase Agreement with the shareholders of OWP Colombia whereby the shareholders of OWP Colombia transferred their shares in OWP Colombia to OWP Ventures in exchange for 10,200,000 shares of common stock of OWP Ventures.

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Products

We are focused on cultivating, processing and supplying crude cannabis oil, distillate and isolate to customers’ specification. We plan to sell as a wholesaler to industrial companies making cannabis related products. We also plan on supplying the hemp plant bio-mass remaining after our extraction process to industry participants that utilize hemp in the manufacture of their products. Hemp is used to make a variety of commercial and industrial products, including rope, textiles, clothing, shoes, food, paper, bioplastics, insulation and biofuel.

We are currently in the process of cultivating medicinal cannabis at our facility in Popayan, Colombia for a variety of medical conditions. We have registered 25 varieties or strains of cannabis with the Colombian Ministry of Health. See “Strains of Cannabis” below. The development of these strains enables us to select mother plants and identify the concentrations of cannabinoids required for the products which we intend to distribute. The cannabis will be produced in accordance with GMP Standards. We are committed to developing final products consistent with medicinal cannabis industry standards and pharmaceutical procedures. Our products will include a variety of cannabinoids and terpenes designed to address specific medical conditions. The composition of the strains will include a wide range of THC and CBD ratios.

Industry

Medicinal cannabis refers to the use of cannabis and its constituent cannabinoids and terpenes to treat disease or ameliorate symptoms such as pain, muscle spasticity, nausea and other indications. Cannabinoid is a blanket term covering a family of complex chemicals, both natural and man-made, that bind with cannabinoid receptors (protein molecules on the surface of cells) and effect a wide number of responses. Cannabinoid receptors in the human body are part of a system called the endocannabinoid system. This system produces chemicals called endocannabinoids, which also bind with cannabinoid receptors. Cannabinoid receptors are found in the brain and throughout the body. Scientists have found that cannabinoid receptors in the endocannabinoid system are involved in a vast array of functions in our bodies, including helping to modulate brain and nerve activity (including memory and pain), energy metabolism, heart function, the immune system and even reproduction. While there are a large number of active cannabinoids found in cannabis, the two most common currently used for medical purposes are tetrahydrocannabinol and cannabidiol. Although no clinical trials have been completed in the United States to validate the effectiveness of tetrahydrocannabinol or cannabidiol in managing disease and improving symptoms, scientific studies have identified that they, alone and/or in combination, may potentially provide treatment benefits for a large number of medical conditions. For example, tetrahydrocannabinol, a psychotropic cannabinoid, has been shown to activate pathways in the central nervous system which work to block pain signals and has shown potential to assist patients with Post Traumatic Stress Disorder (PTSD) and stimulate appetite in patients following chemotherapy. Cannabidiol, on the other hand, is non-psychotropic and has shown potential to relieve convulsion and inflammation, and is the active ingredient in Epidolex, which in June 2018 was approved by the FDA for the treatment of two rare and severe forms of epilepsy.

Regulation

Our active business operations are currently conducted solely within Colombia, and as such, the discussion below is limited to Colombian laws and regulations applicable to our business, which require us to hold the relevant licenses, quotas and other permits, as described below. Our activities in the United States consist solely of corporate administrative activities at our Las Vegas headquarters, including accounting, finance and SEC compliance functions. We believe that our current activities in the United States will not subject us to regulation under the U.S. Controlled Substances Act or other applicable U.S. federal or state laws with respect to our proposed business plans. All export activities will be conducted from Colombia, and we do not intend to export any of our products to jurisdictions where such sales are not legal under local law. Accordingly, we do not currently intend to export our products to the United States to the extent such products may be subject to regulation under the U.S. Controlled Substances Act or other applicable U.S. federal or state regulations.

Regulatory Authorities

Several authorities interact in the Colombian cannabis industry. The Ministry of Health is in charge of granting the Cannabis Manufacturing and Distribution License and exercises administrative control over the production of cannabis derivatives. The Ministry of Justice, through the subsection for the Control and Supervision of Chemical Substances and Narcotic Drugs, is the competent authority for issuing the Cannabis Seeds Possession License, the Cannabis Psychoactive Cultivation License and the Cannabis Non-Psychoactive Cultivation License and for exercising administrative control over cannabis operations and cultivation. The National Narcotics Fund (“FNE”) exercises administrative and operational control over activities related to the management of psychoactive and non-psychoactive cannabis and its derivatives. The National Food and Drug Surveillance Institute (“INVIMA”) is in charge of issuing and monitoring compliance under the health and phytosanitary registrations that may be applicable to products containing cannabis derivatives. The Colombian Agricultural Institute (“ICA”) is responsible for maintaining the registry of the Genetic Pool or ¨Fuente Semillera” and the registration of cannabis seeds and strains under the “Registro Nacional de Cultivares Comerciales”.

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In exercising the administrative and operational control activities discussed above the Ministry of Justice, Ministry of Health, ICA and FNE are required to coordinate their activities to the extent necessary, according to their competencies, with the Ministry of Agriculture and Rural Development through ICA, as well as with the National Police.

Licenses

Under Colombian law, there are four types of cannabis licenses that authorize different activities concerning the various stages of the production line of the medical cannabis industry: (i) the Cannabis Seeds Possession License; which is required for the domestic sale and delivery of seeds (but not export) and for scientific research purposes; (ii) the Cannabis Psychoactive Cultivation License, which is required for the production of seeds for sowing; for grain production; production of cannabis derivatives; for scientific research purposes, for storage, and for final disposal; (iii) the Cannabis Non-Psychoactive Cultivation License, which is required for the production of grain and seeds for sowing; production of cannabis derivatives; for industrial purposes; for scientific research purposes; for storage; and for final disposal; and (iv) the Cannabis Manufacturing and Distribution License, which is required for the production of cannabis derivatives for domestic use; production of cannabis derivatives for scientific research purposes; and production of cannabis derivatives for exportation. OWP Colombia holds all of these licenses.

The legal framework currently in force in Colombia regarding medical cannabis is established in Law 1787 of 2016 (the “Law”) and the Decree 613 of 2017 (the “Decree”). Cannabis licenses must be issued by the Ministry of Health or the Ministry of Justice in an estimated time of 60 days, however, in practice, this process can take between four and six months. In accordance with Colombia’s international obligations, there is a limit in the amount of Cannabis allowed for fabrication or cultivation assigned by the Colombian Government (specific crop or manufacturing quotas) that must be requested by each licensee when applying for a Cannabis Psychoactive Cultivation License or a Cannabis Manufacturing License. The activities of cultivation and manufacturing can only be started once the specific quotas have been granted to the licensee.

Duration of Licenses

The Cannabis Seeds Possession License, the Cannabis Psychoactive Cultivation License, the Cannabis Non-Psychoactive License, and the Cannabis Manufacturing and Distribution License are granted by the Ministry of Justice and/or the Ministry of Health (as applicable), when the applicant fulfills the general criteria described in Article 2.8.11.2.1.5 of the Decree, and the specific requirements for each type of license. Each of these licenses is valid for up to five years. The Ministry of Justice and the Ministry of Health (as applicable) maintain the right to monitor the activities performed by the corresponding licensee, and in the event of a breach by the licensee of the obligations and duties set forth in the Decree, the licenses may be revoked. The relevant Ministry may renew these licenses for additional and successive five-year periods. In each renewal application, the Ministry will assess compliance with all the relevant requirements in determining whether or not to renew the license.

Quotas

As described above, regulations of cannabis in Colombia provides an additional requirement applicable to the Cannabis Psychoactive Cultivation License and Cannabis Manufacturing License, which require the grant of crop and manufacturing quotas (the “Quotas”). According to Article 2.8.11.2.6.2 of the Decree, the assignment of Quotas is collectively made by the Ministry of Health, the Ministry of Justice, the ICA, the INVIMA, and the FNE.

According to Article 2.8.11.2.6.5 of the Decree, there are two types of Quotas: (i) crop quotas for psychoactive cannabis (for holders of the Cannabis Psychoactive Cultivation License) which are granted by the Ministry of Justice; and (ii) the manufacturing quotas for psychoactive cannabis (for holders of the Cannabis Manufacturing License) which are granted by the Ministry of Health.

These Quotas are requested by the licensees no later than the last calendar day of April of each year, and, if they are granted by the corresponding authority, they can only be used by the licensees during the next calendar year (for instance, if a licensee requests a specific crop Quota in March, 2018, and this Quota is granted by the Ministry of Justice, the licensee will be allowed to use the Quota from January 1, 2019 to December 31, 2019). In extraordinary events, the licensees can request a supplementary Quota that will apply to the calendar year requested (the issuance of these Quotas depends on the special circumstances defined by the Colombian governmental authorities).

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On December 3, 2018, by means of resolution 1256 of 2018, Colombia´s Ministry of Justice granted OWP Colombia a supplementary Quota for growing psychoactive mother plants; six for each of 13 varieties, for a total of 78 “mother” plants. However, before we commence the commercial sale of our psychoactive products (greater than 1% THC content), we will need to obtain Quotas from the Ministry of Health. This will require us to conduct successful agricultural characterization tests approved by and registered with the ICA/Ministry of Agriculture and Rural Development, and stabilized extracts characterization tests approved by INVIMA/Ministry of Health, of product samples grown by us under Quotas obtained from the Ministry of Justice. We have already requested from the Ministry of Health and Justice our annual Quotas for the export sale of psychoactive ingredients in 2022, and are awaiting the issuance of such Quotas in order to start our production process.

Strains of Cannabis

Strains of cannabis are registered in Colombia in two manners:

●	Registration of the Genetic Pool or “Fuente Semillera”: Under Article 2.8.11.11.1 of the Decree, licensed producers of cannabis had until December 31, 2018 to register the genetics of strains of cannabis with the ICA. Under this transitory article, the government allowed a limited period for licensed producers of cannabis to source genetics currently available in Colombia and register these as their “fuente semillera”. We registered 25 varieties under this article. This registration enables us to grow our own strains of cannabis as opposed to having to purchase registered strains from other licensed producers.

●	Registration Under the “Registro Nacional de Cultivares Comerciales”: Licensed producers of cannabis have to be granted a breeding/research license to be able to develop, select and trial stabilized cannabis cultivars. This registration allows licensed producers to register unique and stable varieties of cannabis for commercial production within Colombia. We were granted such license in the first quarter of 2018. Licensed producers can then request from ICA a registration trial, which is a field flowering trial with the supervision of ICA officials. The data collected in these trials can lead to registration of the cultivar in the National Registrar. Only registered varieties will be allowed to be produced commercially. We have received full registration for 3 non-psychoactive high CBD strains which have been approved for sale. We have also received permission to take 13 psychoactive THC strains through this process and anticipate the completion of such by year end 2021.

Sanitary Registration

The commercialization of cannabis-based finished products intended for human consumption requires the issuance of sanitary registrations by the INVIMA, and in the case of products intended for animal consumption, by the ICA.

Environmental

Under Colombian law, general principles of environmental law are set out in Law 99 of 1993 and Article 9 of the National Code of Natural Resources and Protection of the Environment. These laws establish principles governing the use of natural resources, including that use must occur without causing harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license constitutes a breach of Law 99 of 1993 and may lead to the imposition of sanctions, in addition to civil or criminal proceedings that may result. Parties that cause environmental damage, in addition to sanctions or penalties that apply, will also be required to carry out studies to assess the characteristics of the damage. Under Colombian law, liability for environmental damage creates a presumption of liability in case of a: (i) breach of environmental laws; (ii) environmental damage; and (iii) breach of environmental license or any other administrative act from the environmental authorities. The Environmental Authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law.

Competition

The market for medicinal cannabis is characterized by unsatisfied patient demand, with few authorized producers. Although competition in the market is growing and Colombia offers an open process to apply for the licenses, we believe we are competitively positioned to satisfy the demand for medicinal cannabis given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control and domestic market relationships. In addition, the Colombian government has published for comment a draft decree that requires any applicant for any of the four Licenses to furnish evidence that it has completed the seed registration process before the ICA and obtained the corresponding technical sheet for the cannabis plants and varieties. If enacted, this new regulation will result in stricter requirements on potential competitors seeking a Colombian License.

Cultivation in Colombia has natural cost advantages. However, management believes the more sustainable competitive advantage is to create patient loyalty and brand preference, as opposed to the distribution of more homogeneous products. Domestically our competition consists of PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on trade secrets, including know-how, employee and third-party nondisclosure agreements and other contractual rights to establish and protect our proprietary rights in our technology.

Seasonality

Colombia and its vertical offering of microclimates is the ideal country for year-round growing and processing of all possible varieties of cannabis in a natural, environmentally friendly manner.

Principal Executive Offices

Our principal executive offices are located at 6605 Grand Montecito Pkwy, Suite 100, Las Vegas, Nevada 89149. Our telephone number is (800) 605-3210. We believe our facilities are adequate to meet our current and near-term needs.

Employees

As of December 31, 2023, we had 17 full-time employees. Since inception, we have never had a work stoppage, other than due to the Covid-19 quarantine from March 2020 through May 25, 2020, and our employees are not represented by labor unions. We consider our relationship with our employees to be positive.

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DESCRIPTION OF PROPERTY

Our principal executive offices are located at 6605 Grand Montecito Pkwy, Suite 100, Las Vegas, Nevada 89149, Telephone No.: (800) 605-3210. Our leased premises are utilized for corporate business offices. Our Nevada premises are subject to a month-to-month lease agreement.

We believe that our current facilities are adequate for our current needs. We intend to secure new facilities or expand existing facilities as necessary to support future growth. We believe that suitable additional space will be available on commercially reasonable terms as needed to accommodate our operations.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. The brief description is based upon our Articles of Incorporation, including the Certificate of Amendment to our Articles of Incorporation, (as amended, our “Articles of Incorporation”), our Bylaws (our “Bylaws”), and provisions of applicable Nevada law. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC, and by Nevada law.

General

Our Articles of Incorporation authorizes us to issue up to 310,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $0.001 common stock (“common stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares have been designated Series A Preferred Stock and 600,000 shares have been designated Series B Preferred Stock, with the remaining 8,900,000 shares of preferred stock available for designation from time to time by the Board as set forth below. As of December 31, 2023, we had outstanding 79,827,618 shares of common stock, 99,733 shares of Series A Preferred Stock and 238,501 shares of Series B Preferred Stock. Our Articles of Incorporation authorizes our Board of Directors (our “Board”) to determine any number of series into which the undesignated shares of preferred stock may be divided and to determine, at any time and from time to time, the rights, preferences, privileges and restrictions granted to any series of such preferred stock, as described below.

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Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share of our Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our Common Stock do not have preemptive rights, and our Common Stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Common Stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Series A Preferred Stock

Each share of Series A Preferred Stock is currently convertible into one hundred shares of common stock. The conversion price is subject to equitable adjustment in the event of stock splits and other adjustments in the Company’s capitalization, and is subject to reduction to the price at which the Company sells common stock in the future, subject to customary exceptions. Additional terms of the Series A Preferred Stock include the following:

● The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable annually in cash or additional shares of Series A Preferred Stock, at the Company’s election.

● Upon the liquidation or dissolution of the Company, or any merger or sale of all or substantially all of the assets, the shares of Series A Preferred Stock are entitled to receive, prior to any distribution to the holders of common stock, 100% of the purchase price per share of Series A Preferred Stock plus all accrued but unpaid dividends.

● Each share of Series A Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Series A Preferred Stock may then be converted. The Series A Preferred Stock generally will vote together with the common stock and not as a separate class.

Series B Preferred Stock

Each share of Series B Preferred Stock is currently convertible into 100 shares of common stock. The conversion price is subject to equitable adjustment in the event of stock splits and other adjustments in the Company’s capitalization. Additional terms of the Series B Preferred Stock include the following:

● The shares of Series B Preferred Stock are entitled to dividends when, as and if declared by the Board as to the shares of the common stock of the Company into which such Series B Preferred Stock may then be converted.

● Upon the liquidation or dissolution of the Company, or any merger or sale of all or substantially all of the assets, the shares of Series B Preferred Stock are entitled to receive, prior to any distribution to the holders of common stock, but after distributions to the holders of Series A Preferred Stock, 100% of the purchase price per share of Series B Preferred Stock plus all accrued but unpaid dividends.

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● Each share of Series B Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Series B Preferred Stock may then be converted. The Series B Preferred Stock generally will vote together with the common stock and not as a separate class.

Blank Check Preferred Stock

The remaining 8,900,000 shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board. The Board is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions – Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is vStock Transfer, LLC. Its mailing address is 18 Lafayette Place, Woodmere, NY 11598, its telephone number is (212) 828-8436, and its facsimile number is (646) 536-3179.

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MANAGEMENT

Set forth below are the present directors and executive officers of the Company as of December 31, 2023. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position
Isiah Thomas, III	62	Chief Executive Officer, Chairman of the Board
Dr. Kenneth Perego, II	54	Vice Chairman of the Board
Terry L. Buffalo	59	Director
Timothy Woods	57	Chief Financial Officer
Joerg Sommer	57	President

Biographies

Set forth below are brief accounts of the business experience of each director and executive officer of the Company.

Isiah Thomas, III has been our Chief Executive Officer since June 2020, and our Chairman of the Board since December 2021. Mr. Thomas has also been the Chairman and Chief Executive Officer of Isiah International, LLC, a holding company with interests in a diversified portfolio of businesses, since 2011. Mr. Thomas also has been a Commentator and Analyst for NBA TV, since 2014, and Turner Sports, since 2012. He previously served as the President & Alternate Governor of the New York Liberty of the Women’s National Basketball Association from 2015 to February 2019, the Head Basketball Coach at Florida International University, from 2009 to 2012, the General Manager, President of Basketball Operation and Head Coach of the New York Knicks of the National Basketball Association (“NBA”), from 2006 to 2008, the Head Coach of the Indiana Pacers of the NBA from 2000 to 2003, the Owner of the Continental Basketball Association from 1998 to 2000, Minority Owner & Executive Vice President of the Toronto Raptors of the NBA from 1994 to 1998 and point guard for the Detroit Pistons of the NBA from 1981 to 1994. Mr. Thomas has served as a director of Get in Chicago, an organization focused on stopping gun and related violence in Chicago, since 2013, and as a director of Madison Square Garden Entertainment Corp. since April 2020. He is also the Founder of Mary’s Court Foundation, a charitable organization established in 2010. We believe that Mr. Thomas’s business experience qualifies him to serve as our chairman and CEO.

Dr. Kenneth Perego, II was a director of OWP Ventures prior to the Merger and was appointed to our Board of Directors pursuant to the Merger Agreement, before being appointed Vice Chairman of the Board on December 7, 2021. He has been a practicing urologic surgeon in private practice since 2001 with an emphasis in urologic oncology and reconstructive urology. He has a strong clinical background in research and is focused on new drug discovery. We believe that Dr. Perego’s medical experience qualifies him to serve as our director.

Terry Buffalo was appointed to serve as a director of One World Products on September 1, 2022. Mr. Buffalo established Buffalo Cannabis Advisors in 2022 and currently serves as its President, was the Chief Executive Officer and a director of American Cannabis Company from 2015 to 2021, and was the Chief Executive of First Midwest Securities, Inc. from 2002 to 2013. Prior to that, Mr. Buffalo was the President of American Investment Services from 1997 to 2002. In addition, Mr. Buffalo currently serves on the advisory board of Element Apothec since 2020. We believe that Mr. Buffalo’s investment banking and cannabis management experience qualifies him to serve as our director.

Timothy Woods was appointed to serve as the Company’s Chief Financial Officer on February 14, 2022. From 2015 until his appointment as our Chief Financial Officer, Mr. Woods served as the Director of Business Development and General Sales Manager of Lithia Motors, Inc., one of the largest automotive retailers in the United States. Prior to his tenure with Lithia Motors, Mr. Woods was the Chief Financial Officer of Spend Consciously, a technology-based start-up. Mr. Woods also served as the Chief Financial Officer and energy services division Vice President of Finance for WGL Holdings Inc., providing high-level financial functions and advanced reporting, including the generation of quarterly and annual SEC filings, Sarbanes-Oxley compliance, and benefit plans. Earlier in his career, Mr. Woods was VP of Finance for Freddie Mac; a divisional CFO & North American controller for Stanley Works; and assistant global controller for General Electric’s Lighting Division. Mr. Woods holds a Bachelor of Business Administration in Accounting from Cleveland State University and is a graduate of the GE Financial Management program. He has achieved multiple honors, including being named “Business Leader of the Year” by the National Association of Black Accountants.

Joerg Sommer was appointed to serve as the Company’s President on May 23, 2023. Mr. Sommer served on the Company’s Advisory Board from August 2020 through May 23, 2023, and as a consultant to the Company from January 2021 to June 2022. Since July 2022, Mr. Sommer has been the Managing Partner of peach ventures management GmbH, an investor in energy and mobility startups based in Berlin, Germany, and since November 2021, he has served as a Venture Partner of bmp Ventures AG, a venture capital investment firm based in Berlin, Germany. Previously, Mr. Summer was the Chief Operating Officer of StreetScooter of Aachen, German, from March 2019 until February 2020; and the Chief Operating Officer of Chanje Energy Inc. of Los Angeles, CA, from March 2017 until February 2019. Prior to February 2019, Mr. Sommer held various top management positions in the automotive industry with Mercedes, Renault Group and Volkswagen Group in Europe and in the US. Mr. Sommer holds a Masters of Business Administration (M.B.A.) from the MIT Sloan School of Management, and dual Masters of Mechanical Engineering and Business Administration from Technische Universität Berlin.

Director Independence

Our board of directors currently consists of Isiah Thomas, III, our Chief Executive Officer and Chairman, Dr. Kenneth Perego, II, our Vice Chairman, and Terry L. Buffalo. As an executive officer, Mr. Thomas does not qualify as “independent” under standards of independence set forth by national securities exchanges. Our Board of Directors has determined that Dr. Kenneth Perego, II and Terry L. Buffalo are “independent” in accordance with the NASDAQ Global Market’s requirements. As our common stock is currently quoted on the OTCQB, we are not currently subject to corporate governance standards of listed companies.

Board Committees and Audit Committee Financial Expert

We do not currently have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions. Our board of directors performs the functions of audit, nominating and compensation committees. We believe that Mr. Buffalo qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics may be obtained free of charge by contacting us at the address or telephone number listed on the cover page hereof.

32

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2023 and 2022 to Isiah Thomas, III, our Chief Executive Officer (our “Named Executive Officer”), who was our only executive officer that received total compensation in excess of $100,000 during 2023.

Name and	Fiscal			Option
Financial Position	Year	Salary		Awards[1]		Total

Isiah Thomas, III,	2023	$120,000	(1)	$-		$120,000
Chief Executive Officer and Chairman	2022	$120,000	(1)	$-		$120,000

Timothy Woods,	2023	$90,000	(2)	$-		$90,000
Chief Financial Officer	2022	$78,750	(2)	$-		$78,750

Joerg Sommer	2023	$41,000	(3)	$89,850	(4)	$130,850
President

(1) Consists of $120,000 and $120,000 of accrued salary for the years ended December 31, 2023 and 2022, respectively, not yet paid.

(2) Consists of $78,750 and $90,000 of accrued salary for the years ended December 31, 2023 and 2022, respectively, not yet paid. Mr. Woods’ employment agreement provides for an annual base salary of $90,000.

(3) Consists of $41,000 of accrued salary owed to Mr. Sommer from his appointment date in April 2023 through December 31, 2023, not yet paid. Mr. Sommer’s employment agreement provides for an annual base salary of $60,000.

(4) On June 15, 2023, we awarded Mr. Sommer 1,500,000 shares of common stock. The fair value of the common stock was $89,850, based on the closing stock price on the grant date. The amounts reflected in this column represent the aggregate grant date fair value of options, computed in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2023, our Named Executive Officer had outstanding unexercised options as set forth below.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date ($) (2)

Isiah Thomas, III	5,500,000	-	$0.13	June 30, 2030

On January 21, 2021, the Company granted Mr. Thomas options to purchase 5,500,000 shares of our common stock, with half of the options vesting immediately on the grant date and the remaining 2,750,000 options vesting quarterly in increments of 250,000 options per quarter.

Director Compensation

The Company’s non-employee directors, Dr. Perego and Mr. Buffalo, did not receive any compensation for serving as directors during the year ended December 31, 2023.

However, they are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

As of December 31, 2023, Dr. Perego held options to acquire 350,000 shares and, Mr. Buffalo did not own any outstanding options. As of December 31, 2023, no directors held any outstanding restricted stock units or other stock awards.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Party Transactions

Other than the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Advances by and repayments to Dr. Kenneth Perego, II, M.D.

On September 11, 2023, the Company received an advance of $52,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board, pursuant to an unsecured promissory note due on demand that carried a 10% interest rate.

On August 31, 2023, the Company received an advance of $4,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On August 14, 2023, the Company received an advance of $6,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On August 5, 2022, the Company received an advance of $50,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On July 7, 2022, the Company received an advance of $5,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On May 5, 2022, the Company received an advance of $20,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On December 29, 2021, the Company received an advance of $200,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured promissory note due January 1, 2024 that carried an 8% interest rate.

On September 14, 2020, the Company received an advance of $26,000 from Dr. Kenneth Perego, II, M.D., pursuant to an unsecured demand note that carried a 6% interest rate. A total of $27,201, consisting of $26,000 of principal and $1,201 of interest, was repaid on March 29, 2021.

Advances by and Repayments to Isiah Thomas, III and Affiliated Entities

On August 2, 2022, the Company received an advance of $4,500 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On June 3, 2022, the Company received an advance of $10,000 from Isiah Thomas, III pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On May 5, 2022, the Company received an advance of $10,000 from Isiah Thomas, III pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On October 19, 2021, a total of $52,918, consisting of $50,000 of principal and $2,918 of interest, was repaid to Mr. Isiah Thomas, III in settlement of a demand note that had originated on October 28, 2020.

On September 15, 2021, a total of $130,610, consisting of $125,000 of principal and $5,610 of interest, was repaid to Mr. Isiah Thomas, III in settlement of a demand note that had originated on December 16, 2020.

34

Series B Preferred Stock Sales to Isiah Thomas, III

On February 7, 2021, the Company and ISIAH International, LLC (“ISIAH International”), an entity controlled by Isiah Thomas, our CEO and Chairman of the Board, entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock (“Series B Preferred Stock”), convertible into an aggregate of 20,000,000 shares of the Company’s common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

On various dates in May, 2021, the Company also received total proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

Debt and Common Stock Issued to Joerg Sommers

On October 5, 2023, the Company received an advance of $25,000 from Joerg Sommers, our President, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On June 15, 2023, the Company issued 1,500,000 shares of common stock to the Company’s President, Joerg Sommer, for services provided. The aggregate fair value of the common stock was $89,850, based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued to John McCabe

On February 14, 2023, the Company sold 3,000,000 shares of common stock at a price of $0.10 per share to Dr. John McCabe, a greater than 10% stockholder, for total proceeds of $300,000.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LIABILITIES

Our articles of incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law. The effect of this provision of our articles of incorporation is to eliminate our rights and those of our stockholders to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except as provided above or under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus will be passed upon for us by Fox Rothschild LLP, New York, York.

35

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended included in this prospectus have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.oneworldproducts.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

36

ONE WORLD PRODUCTS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

ONE WORLD PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets

Current assets:
Cash	$10,152	$11,016
Accounts receivable	12,488	12,355
Inventory	312,736	54,153
Other current assets	25,724	45,943
Total current assets	361,100	123,467

Other assets	213,593	179,927
Right-of-use assets	-	425,969
Security deposits	85,000	1,449,808
Fixed assets, net	2,367,417	988,536

Total Assets	$3,027,110	$3,167,707

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$815,841	$798,067
Accrued expenses	1,238,479	948,458
Deferred revenues	11,545	11,808
Dividends payable	181,651	137,843
Current portion of lease liabilities	-	86,235
Convertible note payable, related party, current maturities	750,000	-
Notes payable, related parties, current maturities	1,061,500	99,500
Notes payable, net of $53,442 of debt discounts at September 30, 2023	454,237	145,524
Total current liabilities	4,513,253	2,227,435

Long-term lease liability	-	341,680
Convertible note payable, related party	-	750,000
Notes payable, related parties, long-term portion	-	900,000

Total Liabilities	4,513,253	4,219,115

Series A convertible preferred stock, $0.001 par value, 500,000 shares authorized; 99,733 and
70,233 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	997,330	702,330
Series B convertible preferred stock, $0.001 par value, 300,000 shares authorized; 248,501 and
272,168 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3,727,515	4,082,520

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 9,200,000 shares authorized; no shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 76,736,274 and 67,202,907 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	76,736	67,203
Additional paid-in capital	18,062,344	17,123,603
Subscriptions payable	45,000	-
Accumulated other comprehensive income (loss)	94,671	(50,699)
Accumulated (deficit)	(24,489,739)	(22,976,365)
Total Stockholders’ Equity (Deficit)	(6,210,988)	(5,836,258)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,027,110	$3,167,707

See accompanying notes to financial statements.

F-2

ONE WORLD PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenues	$5,906	$33,373	$8,082	$76,384
Cost of goods sold	767	23,969	1,866	54,765
Gross profit (loss)	5,139	9,404	6,216	21,619

Operating expenses:
General and administrative	142,464	378,910	907,595	1,148,100
Professional fees	236,139	95,946	413,651	380,801
Depreciation expense	9,274	9,883	25,578	34,540
Total operating expenses	387,877	484,739	1,346,824	1,563,441

Operating loss	(382,738)	(475,335)	(1,340,608)	(1,541,822)

Other income (expense):
Sublease income	-	-	-	1,000
Loss on sale of fixed assets	-	(9,041)	-	(9,041)
Gain on early extinguishment of lease	-	20,148	4,397	20,148
Gain on early extinguishment of debt	-	-	-	121,372
Interest income	3	-	6	41
Interest expense	(67,571)	(529,915)	(177,169)	(886,837)
Total other expense	(67,568)	(518,808)	(172,766)	(753,317)

Net loss	$(450,306)	$(994,143)	$(1,513,374)	$(2,295,139)

Other comprehensive loss:
Gain (loss) on foreign currency translation	$(32,831)	$2,334	$145,370	$6,806

Net other comprehensive loss	$(483,137)	$(991,809)	$(1,368,004)	$(2,288,333)
Series A convertible preferred stock declared ($0.60 per share)	(15,083)	(9,866)	(43,808)	(28,971)
Net loss attributable to common shareholders	$(498,220)	$(1,001,675)	$(1,411,812)	$(2,317,304)

Weighted average number of common shares
outstanding - basic and diluted	74,958,373	66,080,317	71,436,129	65,850,852

Net loss per share - basic and diluted	$(0.01)	$(0.02)	$(0.02)	$(0.04)

Dividends declared per share of common stock	$0.00	$0.00	$0.00	$0.00

See accompanying notes to financial statements.

F-3

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	For the Three Months Ended September 30, 2023
									Accumulated
	Series A Convertible		Series B Convertible				Additional		Other		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity (Deficit)
Balance, June 30, 2023	99,733	$997,330	272,168	$4,082,520	73,369,574	$73,370	$17,594,074	$-	$127,502	$(24,039,433)	$(6,244,487)
Series A preferred stock to be issued for services	-	-	-	-	-	-	-	45,000	-	-	45,000
Series B preferred stock conversions	-	-	(23,667)	(355,005)	2,366,700	2,366	352,639	-	-	-	355,005
Common stock issued for services	-	-	-	-	1,000,000	1,000	83,000	-	-	-	84,000
Amortization of common stock options issued for services	-	-	-	-	-	-	47,714	-	-	-	47,714
Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(15,083)	-	-	-	(15,083)
Loss on foreign currency translation	-	-	-	-	-	-	-	-	(32,831)	-	(32,831)
Net loss	-	-	-	-	-	-	-	-	-	(450,306)	(450,306)
Balance, September 30, 2023	99,733	$997,330	248,501	$3,727,515	76,736,274	$76,736	$18,062,344	$45,000	$94,671	$(24,489,739)	$(6,210,988)

	For the Three Months Ended September 30, 2022
									Accumulated
	Series A Convertible		Series B Convertible				Additional		Other		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity (Deficit)
Balance, June 30, 2022	65,233	$652,330	238,501	$3,577,515	65,861,631	$65,862	$16,928,274	$-	$(59,875)	$(21,217,884)	$(4,283,623)
Series B Convertible Preferred Stock sold for cash	-	-	10,000	150,000	-	-	-	-	-	-	-
Series B Convertible Preferred Stock issued as a commitment fee on ELOC	-	-	13,667	205,005	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	1,341,276	1,341	132,787	-	-	-	134,128
Amortization of common stock options issued for services	-	-	-	-	-	-	41,180	-	-	-	41,180
Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(9,866)	-	-	-	(9,866)
Gain on foreign currency translation	-	-	-	-	-	-	-	-	2,334	-	2,334
Net loss	-	-	-	-	-	-	-	-	-	(994,143)	(994,143)
Balance, September 30, 2022	65,233	$652,330	262,168	$3,932,520	67,202,907	$67,203	$17,092,375	$-	$(57,541)	$(22,212,027)	$(5,109,990)

F-4

	For the Nine Months Ended September 30, 2023
									Accumulated
	Series A Convertible		Series B Convertible				Additional		Other		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity (Deficit)
Balance, December 31, 2022	70,233	$702,330	272,168	$4,082,520	67,202,907	$67,203	$17,123,603	$-	$(50,699)	$(22,976,365)	$(5,836,258)
Series A Convertible Preferred Stock sold for cash	25,000	250,000	-	-	-	-	-	-	-	-	-
Series A Convertible Preferred Stock issued for services	4,500	45,000	-	-	-	-	-	45,000	-	-	45,000
Series B preferred stock conversions	-	-	(23,667)	(355,005)	2,366,700	2,366	352,639	-	-	-	355,005
Common stock issued for services	-	-	-	-	2,500,000	2,500	171,350	-	-	-	173,850
Commitment shares issued pursuant to promissory note	-	-	-	-	1,666,667	1,667	40,508	-	-	-	42,175
Common stock sold for cash	-	-	-	-	3,000,000	3,000	297,000	-	-	-	300,000
Amortization of common stock options issued for services	-	-	-	-	-	-	121,052	-	-	-	121,052
Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(43,808)	-	-	-	(43,808)
Loss on foreign currency translation	-	-	-	-	-	-	-	-	145,370	-	145,370
Net loss	-	-	-	-	-	-	-	-	-	(1,513,374)	(1,513,374)
Balance, September 30, 2023	99,733	$997,330	248,501	$3,727,515	76,736,274	$76,736	$18,062,344	$45,000	$94,671	$(24,489,739)	$(6,210,988)

	For the Nine Months Ended September 30, 2022
									Accumulated
	Series A Convertible		Series B Convertible				Additional		Other		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	Equity (Deficit)
Balance, December 31, 2021	65,233	$652,330	238,501	$3,577,515	65,599,565	$65,600	$16,843,656	$21,725	$(64,347)	$(19,916,888)	$(3,050,254)
Series B Convertible Preferred Stock sold for cash	-	-	10,000	150,000	-	-	-	-	-	-	-
Series B Convertible Preferred Stock issued as a commitment fee on ELOC	-	-	13,667	205,005	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	1,603,342	1,603	154,250	(21,725)	-	-	134,128
Amortization of common stock options issued for services	-	-	-	-	-	-	123,440	-	-	-	123,440
Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(28,971)	-	-	-	(28,971)
Gain on foreign currency translation	-	-	-	-	-	-	-	-	6,806	-	6,806
Net loss	-	-	-	-	-	-	-	-	-	(2,295,139)	(2,295,139)
Balance, September 30, 2022	65,233	$652,330	262,168	$3,932,520	67,202,907	$67,203	$17,092,375	$-	$(57,541)	$(22,212,027)	$(5,109,990)

See accompanying notes to financial statements.

F-5

ONE WORLD PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(1,513,374)	$(2,295,139)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	25,578	34,540
Loss on disposal of fixed assets	-	9,041
Gain on early extinguishment of lease	(4,397)	(20,148)
Gain on early extinguishment of debt	-	(121,372)
Amortization of debt discounts	26,233	412,673
Series A preferred stock issued for services	90,000	-
Common stock issued for services	173,850	339,133
Stock options issued for services	121,052	123,440
Decrease (increase) in assets:
Accounts receivable	(133)	(11,216)
Inventory	(258,583)	(120,625)
Other current assets	20,219	109,578
Other assets	(33,666)	(33,327)
Right-of-use assets	34,391	84,667
Security deposits	-	(194,020)
Increase (decrease) in liabilities:
Accounts payable	17,774	259,049
Accrued expenses	290,021	357,650
Deferred revenues	(263)	5,176
Lease liability	(31,940)	(64,067)
Net cash used in operating activities	(1,043,238)	(1,124,967)

Cash flows from investing activities
Proceeds received on sale of fixed assets	-	6,350
Purchase of fixed assets	(5,046)	(43,201)
Net cash used in investing activities	(5,046)	(36,851)

Cash flows from financing activities
Proceeds received on convertible note payable	-	750,000
Repayment of convertible note payable	-	(750,000)
Proceeds from notes payable, related parties	62,000	99,500
Proceeds from notes payable	262,500	868,081
Proceeds from sale of preferred and common stock	550,000	150,000
Net cash provided by financing activities	874,500	1,117,581

Effect of exchange rate changes on cash	172,920	(6,820)

Net increase (decrease) in cash	(864)	(51,057)
Cash - beginning	11,016	119,678
Cash - ending	$10,152	$68,621

Supplemental disclosures:
Interest paid	$40,693	$79,269
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Dividends payable	$43,808	$28,971
Initial recognition of right-of-use assets and lease liabilities	$-	$1,535,706
Deposit on equipment settled with note payable	$35,000	$-
Value of debt discounts attributable to commitment shares	$42,175	$-

See accompanying notes to financial statements.

F-6

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

One World Products, Inc. (the “Company,” “we,” “our” or “us”) was incorporated in Nevada on September 2, 2014. On February 21, 2019, we entered into an Agreement and Plan of Merger with OWP Merger Subsidiary, Inc., our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”), which is the parent company of One World Pharma SAS, a Colombian company (“OWP Colombia”). Pursuant to the Merger Agreement, we acquired OWP Ventures (and indirectly, OWP Colombia) by the merger of OWP Merger Subsidiary with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). As a result of the Merger (a) holders of the outstanding capital stock of OWP Ventures received an aggregate of 39,475,398 shares of our common stock; (b) options to purchase 825,000 shares of common stock of OWP Ventures at an exercise price of $0.50 automatically converted into options to purchase 825,000 shares of our common stock at an exercise price of $0.50; (c) the outstanding principal and interest under a $300,000 convertible note issued by OWP Ventures became convertible, at the option of the holder, into shares of our common stock at a conversion price equal to the lesser of $0.424 per share or 80% of the price we sell our common stock in a future “Qualified Offering”; (d) 875,000 shares of our common stock owned by OWP Ventures prior to the Merger were cancelled; and (e) OWP Ventures’ chief operating officer became our chief operating officer and two of OWP Ventures’ directors became members of our board of directors. The Company’s headquarters are located in Las Vegas, Nevada, and all of its customers are expected to be outside of the United States. On January 10, 2019, the Company changed its name from Punto Group, Corp. to One World Pharma, Inc., and on November 23, 2021, the Company changed its name to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by the Company, with and into the Company (the “Name Change Merger”) pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”). As permitted by the NRS, the articles of merger filed with the Secretary of State of the state of Nevada to effect the Name Change Merger amended Article I of the Company’s Articles of Incorporation to change the Company’s name to “One World Products, Inc.” The Name Change Merger was effected solely to effect the change of the Company’s name, and had no effect on the Company’s officers, directors, operations, assets or liabilities.

OWP Ventures is a holding company formed in Delaware on March 27, 2018 to enter and support the cannabis industry, and on May 30, 2018, it acquired OWP Colombia. OWP Colombia is a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali). We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the few companies in Colombia to receive all four licenses, including seed use, cultivation of non-psychoactive cannabis, cultivation of psychoactive cannabis, and manufacturing allowing for extraction and export. Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming cooperatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We began harvesting cannabis in the first quarter of 2019 for the purpose of further research and development activities, quality control testing and extraction. We have been generating revenue from the sale of our seeds since the second quarter of 2020. During the first quarter of 2022, we made payments of approximately $1,400,000 for a state-of-the-art distillation machine that was placed in service during the second quarter of 2023 within our vertically integrated extraction facility.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). Intercompany accounts and transactions have been eliminated.

The unaudited condensed consolidated financial statements of the Company and the accompanying notes included in this Quarterly Report on Form 10-Q are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the Condensed Consolidated Financial Statements have been included. Such adjustments are of a normal, recurring nature. The Condensed Consolidated Financial Statements, and the accompanying notes, are prepared in accordance with GAAP and do not contain certain information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The interim Condensed Consolidated Financial Statements should be read in conjunction with that Annual Report on Form 10-K. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

F-7

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at September 30, 2023:

State of
Name of Entity	Incorporation	Relationship
One World Products, Inc.(1)	Nevada	Parent
OWP Ventures, Inc.(2)	Delaware	Subsidiary
One World Pharma S.A.S.(3)	Colombia	Subsidiary
Colombian Hope, S.A.S.(4)	Colombia	Subsidiary
Agrobase, S.A.S.(5)	Colombia	Subsidiary

(1)	Holding company in the form of a corporation.

(2)	Holding company in the form of a corporation and wholly-owned subsidiary of One World Products, Inc.

(3)	Wholly-owned subsidiary of OWP Ventures, Inc. since May 30, 2018, located in Colombia and legally constituted as a simplified stock company registered in the Chamber of Commerce of Bogotá on July 18, 2017. Its headquarters are located in Bogotá.
(4)	Wholly-owned subsidiary of OWP Ventures, Inc., acquired on November 19, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.
(5)	Wholly-owned subsidiary of OWP Ventures, Inc., formed on September 12, 2019, located in Colombia and legally constituted as a simplified stock company. This company commenced operations during 2023.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. The Company’s headquarters are located in Las Vegas, Nevada and substantially all of its production efforts are within Popayán, Colombia.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

Foreign Currency Translation

The functional currency of the Company is Colombian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted the Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F-8

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820 – Fair Value Measurement and Disclosures (ASC 820). Under ASC 820-10-05, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company did not have any cash in excess of FDIC insured limits at September 30, 2023, and has not experienced any losses in such accounts.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s sales to date have primarily consisted of the sale of seeds. These sales include multi-element arrangements whereby the Company collects 50% of the sale upon delivery of the sales, and the remaining 50% upon the completion of the harvest, whether the seeds result in a successful crop, or not. In addition, the Company has a right of first refusal to purchase products resulting from the harvest. At September 30, 2023, the Company had $11,545 of deferred revenues and $6,760 of deferred cost of goods sold, as included in other current assets on the balance sheet, that are expected to be recognized upon the customers’ completion of their future harvests.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In July 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-03 to amend various SEC paragraphs in the Accounting Standards Codification to primarily reflect the issuance of SEC Staff Accounting Bulletin No. 120. ASU No. 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 120, SEC Staff Announcement at the March 24, 2022 EITF Meeting, and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280—General Revision of Regulation S-X: Income or Loss Applicable to Common Stock.” ASU 2023-03 amends the ASC for SEC updates pursuant to SEC Staff Accounting Bulletin No. 120; SEC Staff Announcement at the March 24, 2022 Emerging Issues Task Force (“EITF”) Meeting; and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280 - General Revision of Regulation S-X: Income or Loss Applicable to Common Stock. These updates were immediately effective and did not have a material impact on our financial statements.

F-9

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. The new guidance will require companies to apply the definition of a performance obligation under accounting standard codification ASC Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current GAAP, an acquirer in a business combination is generally required to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The new guidance will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. These amendments are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of ASU 2021-08 did not have a material impact on the Company’s financial statements or related disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options. ASU 2021-04 addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2021-04 has not had a material impact on the Company’s financial statements or related disclosures.

In March 2020, the FASB issued ASU 2020-04 establishing Topic 848, Reference Rate Reform. ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The pronouncement provides temporary optional expedients and exceptions to the current guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The adoption of ASU 2020-04 did not have a material impact on the Company’s consolidated financial statements, as we transitioned from the London Interbank Offered Rate, commonly referred to as LIBOR, to alternative references rates, as well as utilizing the aforementioned expedients and exceptions provided in ASU 2020-04.

In August 2020, the FASB issued ASU No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 has not had a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the period ended September 30, 2023, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 –Going Concern

As shown in the accompanying condensed consolidated financial statements as of September 30, 2023, our balance of cash on hand was $10,152, and we had negative working capital of $4,152,153 and an accumulated deficit of $24,489,739. We are too early in our development stage to project future revenue levels, and may not be able to generate sufficient funds to sustain our operations for the next twelve months. Accordingly, we may need to raise additional cash to fund our operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In the event sales do not materialize at the expected rates, management would seek additional financing and would attempt to conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

F-10

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The condensed consolidated financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Our ability to scale production and distribution capabilities and further increase the value of our brands, is largely dependent on our success in raising additional capital.

Note 3 – Related Party Transactions

Common Stock Issued for Services, Related Party

On June 15, 2023, the Company issued 1,500,000 shares of common stock to the Company’s President, Joerg Sommer, for services provided. The aggregate fair value of the common stock was $89,850, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheet as of September 30, 2023 and December 31, 2022, respectively:

	Fair Value Measurements at September 30, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$10,152	$-	$-
Total assets	10,152	-	-
Liabilities
Convertible note payable, related party	-	750,000	-
Notes payable, related parties	-	1,061,500	-
Notes payable , net of $53,442 of debt discounts at September 30, 2023	-	454,237	-
Total liabilities	-	(2,265,737)	-
	$10,152	$(2,265,737)	$-

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$11,016	$-	$-
Right-of-use asset	-	-	425,969
Total assets	11,016	-	425,969
Liabilities
Lease liabilities		-	427,915
Convertible notes payable	-	750,000	-
Notes payable	-	145,524	-
Notes payable, related parties	-	999,500	-
Total liabilities	-	(1,895,024)	(427,915)
	$11,016	$(1,895,024)	$(1,946)

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the nine months ended September 30, 2023 or the year ended December 31, 2022.

F-11

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5 – Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts. Inventory consisted of the following at September 30, 2023 and December 31, 2022, respectively.

	September 30,	December 31,
	2023	2022
Raw materials	$21,934	$18,580
Work in progress	30,174	1,464
Finished goods	316,100	80,858
	368,208	100,902
Less obsolescence	(55,472)	(46,749)
Total inventory	$312,736	$54,153

Note 6 – Other Current Assets

Other current assets included the following as of September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022
Prepaid expenses	$18,964	$39,288
Deferred cost of goods sold	6,760	6,655
Total	$25,724	$45,943

Note 7 – Other Assets

Other assets consist entirely of VAT receivables in the amounts of $213,593 and $179,927 at September 30, 2023 and December 31, 2022, respectively, which will be repaid to the Company by the applicable taxing authority upon the successful export of the products for which the taxes were originally paid.

Note 8 – Security Deposits

Security deposits included the following as of September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022
Refundable deposit on equipment purchase	$85,000	$50,000
Down payment on distillation equipment	-	1,399,413
Security deposits on leases held in Colombia	-	395
	$85,000	$1,449,808

F-12

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9 – Fixed Assets

Fixed assets consist of the following at September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022
Land	$138,248	$138,248
Buildings	473,971	473,971
Office equipment	30,902	30,902
Furniture and fixtures	6,495	6,495
Equipment and machinery	1,828,006	423,547
	2,477,622	1,073,163
Less: accumulated depreciation	(110,205)	(84,627)
Total	$2,367,417	$988,536

Depreciation and amortization expense totaled $25,578 and $34,540 for the nine months ended September 30, 2023 and 2022, respectively.

Note 10 – Accrued Expenses

Accrued expenses consisted of the following at September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022
Accrued payroll	$771,199	$613,569
Accrued withholding taxes and employee benefits	42,764	31,632
Accrued ICA fees and contributions	178,053	167,037
Accrued interest	246,463	136,220
	$1,238,479	$948,458

Note 11 – Deferred Revenues

Arrangements with customers include multiple deliverables, consisting of an initial delivery of seeds and a contingent portion of the purchase price that is payable on the customer’s future harvest of the plants grown from such seeds. Deferred revenues associated with these multiple-element arrangements were $11,545 and $11,808 at September 30, 2023 and December 31, 2022, respectively. Related deferred cost of goods sold were $6,760 and $6,655 at September 30, 2023 and December 31, 2022, respectively, resulting in deferred gross margins of $4,785 and $5,153 at September 30, 2023 and December 31, 2022, respectively, that is expected to be recognized upon the customers’ completion of their harvests in future periods.

Note 12 – Leases

On April 28, 2023, the Company leased commercial property for its extraction facility under a commercial lease contract at a monthly lease rate of 3,000,000 COP (approximately $645) over a one-year term. The lease shall be automatically extended for another one year period with respect to a mutually agreed upon lease rate at the time of extension. Either party can terminate the lease three months prior to the expiration of the lease term.

In addition, the Company leases its corporate offices and operational facility in Colombia under short-term non-cancelable real property lease agreements that expire within a year. The Company doesn’t have any other office or equipment leases that would require capitalization. The office lease contains provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. In the locations in which it is economically feasible to continue to operate, management expects to enter into a new lease upon expiration. The extraction facility lease contained provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. As the Company’s leases do not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

F-13

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Terminated Leases

The Company leased its 12,400 square foot extraction facility under a non-cancelable real property lease agreement that commenced on January 1, 2022 and was to expire on December 31, 2027, at a monthly lease rate of 57,339,000 COP (approximately $15,290). The Company terminated the lease on September 30, 2022, resulting in termination fees of approximately $7,700. A gain of $20,148 was recognized on the early extinguishment of the lease for the year ended December 31, 2022.

On October 1, 2022, the Company entered into a five-year non-cancelable property lease, with an automatic five year extension, for a new extraction facility with combined office space, at a monthly lease term of 29,000,000 COP plus VAT and administration fees (approximately $6,300 in the aggregate), with annual escalation of lease payments equal to the consumer price index, plus 2%. The Company terminated the lease on May 23, 2023, resulting in a gain of $3,825 on the early extinguishment of the lease for the nine months ended September 30, 2023.

The Company also leased a residential premise under a non-cancelable real property lease agreement that commenced on September 1, 2021 that was to expire on August 31, 2024, at a monthly lease term of 3,800,000 COP (approximately $1,013), with approximately a 3% annual escalation of lease payments commencing September 1, 2022. The Company terminated the lease on April 1, 2023, resulting in a gain of $372 on the early extinguishment of the lease for the nine months ended September 30, 2023.

The Company leased another residential premise under a non-cancelable real property lease agreement that commenced on June 1, 2022 and expires on May 30, 2024, at a monthly lease term of 1,900,000 COP (approximately $507), with an 8% annual escalation of lease payments commencing June 1, 2023. The Company terminated the lease on April 1, 2023, resulting in a gain of $200 on the early extinguishment of the lease for the nine months ended September 30, 2023.

The components of lease expense were as follows:

	For the Nine Months Ended
	September 30,
	2023	2022
Operating lease cost:
Amortization of right-of-use assets	$34,391	$33,431
Interest on lease liabilities	11,379	26,463
Lease payments on short term leases	1,290	12,590
Total operating lease cost	$47,060	$72,484

Supplemental balance sheet information related to leases was as follows:

	September 30,	December 31,
	2023	2022
Operating lease:
Operating lease assets	$-	$425,969

Current portion of operating lease liabilities	$-	86,235
Noncurrent operating lease liabilities	-	341,680
Total operating lease liability	$-	$427,915

Weighted average remaining lease term:
Operating leases	None	4.25 years

Weighted average discount rate:
Operating lease	6.75%	6.75%

Supplemental cash flow and other information related to operating leases was as follows:

	For the Nine Months Ended
	September 30,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$31,940	$38,725

Leased assets obtained in exchange for lease liabilities:
Total operating lease liabilities	$-	$1,535,706

Gain on early extinguishment of debt:	$4,397	$-

F-14

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 13 – Convertible Note Payable, Related Party

Convertible note payable, related party consists of the following at September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022
On September 27, 2022, the Company completed the sale of a Convertible Promissory Note in the principal amount of $750,000 (the “Convertible McCabe Note”) to Dr. John McCabe, an affiliate investor. The unsecured note matures on September 16, 2024 (the “Maturity Date”), bears interest at a rate of 8% per annum, and the principal and interest is convertible into shares of the Company’s convertible Series B common stock at a conversion price of $15 per share.	$750,000	$750,000

Total convertible note payable, related party	750,000	750,000
Less: current maturities	-	-
Convertible note payable, related party, long-term portion	$750,000	$750,000

The Company recorded interest expense pursuant to the stated interest rates on the convertible note, related party in the amount of $44,877 and $43,899 for the nine months ended September 30, 2023 and 2022, respectively.

Note 14 – Notes Payable, Related Parties

Notes payable, related party, consists of the following at September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022

On September 11, 2023, the Company received an advance of $52,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 10% interest rate.	$52,000	$-

On August 31, 2023, the Company received an advance of $4,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	4,000	-

On August 14, 2023, the Company received an advance of $6,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	6,000	-

On August 5, 2022, the Company received an advance of $50,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	50,000	50,000

On August 2, 2022, the Company received an advance of $4,500 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	4,500	4,500

On June 13, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $100,000 from Dr. John McCabe, an affiliate investor, pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	100,000	100,000

On July 7, 2022, the Company received an advance of $5,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	5,000	5,000

On June 3, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	10,000	10,000

On May 5, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	10,000	10,000

On May 5, 2022, the Company received an advance of $20,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	20,000	20,000

On March 1, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $400,000 from Dr. John McCabe, an affiliate investor, pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	400,000	400,000

On February 15, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $200,000 from Dr. John McCabe, an affiliate investor, pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	200,000	200,000

On December 29, 2021, the Company received an advance of $200,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due January 1, 2024 that carries an 8% interest rate.	200,000	200,000

Total notes payable, related party	1,061,500	999,500
Less: current maturities	1,061,500	99,500
Notes payable, related party, long-term portion	$-	$900,000

The Company recorded interest expense pursuant to the stated interest rates on the notes payable, related parties, in the amount of $58,804 and $43,763 for the nine months ended September 30, 2023 and 2022, respectively.

F-15

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 15 – Notes Payable

	September 30,	December 31,
	2023	2022
On August 18, 2023, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., issued an unsecured promissory note of $35,000 to LDL8 Consulting, LLC for the purchase of equipment from another vendor. The promissory note bears interest at 10% per annum and is due on demand. In the event of default, the interest rate increases to 15% until repayment.	$35,000	$-

On June 23, 2023, the Company completed the sale of a Promissory Note in the principal amount of $300,000 (the “Third AJB Note”) to AJB Capital Investments LLC (“AJB Capital”) for an aggregate purchase price of $276,000, pursuant to a Securities Purchase Agreement between the Company and AJB Capital (the “Purchase Agreement”). The Company received net proceeds of $262,500 after deduction of an original issue discount of $24,000, $7,500 of legal fees and a $6,000 of broker fee, which are being amortized as a debt discount over the life of the loan.

The Third AJB Note matures on March 23, 2024 (the “Maturity Date”), bears interest at a rate of 12% per annum, and, following an event of default only, is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the Volume Weighted Average Price (“VWAP”) during (i) the 10 trading day period preceding the issuance date of the note, or (ii) the 10 trading day period preceding date of conversion of the Note. The Note is also subject to covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the Purchase Agreement, the Company paid a commitment fee to AJB Capital in the amount of $100,000 (the “Commitment Fee”) in the form of 1,666,667 shares of the Company’s common stock (the “Commitment Fee Shares”). During the period commencing on the six-month anniversary of the closing date and ending on the five-year anniversary of the closing date, AJB Capital is entitled to be issued additional shares of common stock or receive a cash payment to the extent AJB Capital’s sale of the Commitment Fee Shares has resulted in net proceeds in an amount less than the Commitment Fee. The Commitment Fee Shares resulted in a debt discount of $42,175 that is being amortized over the life of the loan.

In connection with the issuance of the Third AJB Note and Commitment Fee Shares, the Company entered into a Registration Rights Agreement with AJB Capital in which the Company agreed to file a registration statement with the SEC within 180 days of June 23, 2023, registering the shares of common stock issuable under the Third AJB Note and Purchase Agreement.	300,000	-

On September 15, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 55,488,000 COP, or approximately $12,243, on a loan with a face value of 70,000,000 COP, or approximately $15,445, from an individual pursuant to an unsecured promissory note, bearing interest at 4% per month, or 48% per annum, due on demand. The debt discount of $3,202 was expensed as finance costs at the time of origination. The face value of the note has been adjusted by $1,823 due to foreign currency translation adjustments.	17,268	14,552

On June 17, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 230,400,000 COP, or approximately $55,821, on a loan with a face value of 240,000,000 COP, or approximately $58,147, from an individual pursuant to an unsecured promissory note, bearing interest at 4% per month, or 48% per annum, due on demand. The debt discount of $2,326 was expensed as finance costs at the time of origination. The face value of the note has been adjusted by $3,383 due to foreign currency translation adjustments.	59,204	49,894

On May 31, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 314,640,000 COP, or approximately $76,231, on a loan with a face value of 360,000,000 COP, or approximately $87,220, from an individual pursuant to promissory note, security by equipment, bearing interest at 2.1% per month, or 25% per annum, which matured on November 28, 2022 and is currently past due. The debt discount of $10,990 was expensed as finance costs at the time of origination. The face value of the note has been adjusted by $1,586 due to foreign currency translation adjustments.	88,806	74,841

On May 30, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received a non-interest bearing loan of 20,000,000 COP, or approximately $4,846, from an individual pursuant to an unsecured promissory note, due on demand. The face value of the note has been adjusted by $88 due to foreign currency translation adjustments.	4,934	4,158

On April 29, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received a non-interest bearing loan of 10,000,000 COP, or approximately $2,423, from an individual pursuant to an unsecured promissory note, due on demand. The face value of the note has been adjusted by $44 due to foreign currency translation adjustments.	2,467	2,079

Total notes payable	507,679	145,524
Less: unamortized debt discounts	53,442	-
Notes payable, net of discounts	454,237	145,524
Less: current maturities	454,237	145,524
Notes payable, long-term portion	$-	$-

The Company recognized aggregate debt discounts on the notes payable to AJB Capital for the nine months ended September 30, 2023, as follows:

F-16

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

September 30,
2023

Fair value of 1,666,667 commitment shares of common stock	$42,175
Original issue discounts	24,000
Legal and brokerage fees	13,500
Total debt discounts	79,675
Amortization of debt discounts	26,233
Unamortized debt discounts	$53,442

The aggregate debt discounts of $79,675, for the nine months ended September 30, 2023, are being amortized over the life of the loan using the straight-line method, which approximates the effective interest method. The Company recorded finance expense in the amount of $26,233 and $-0- on the amortization of these discounts for the nine months ended September 30, 2023 and 2022, respectively.

The convertible note limits the maximum number of shares that can be owned by the note holder as a result of the conversions to common stock to 4.99% of the Company’s issued and outstanding shares.

The Company recorded interest expense pursuant to the stated interest rates on the notes payable in the amount of $47,255 and $21,120 for the nine months ended September 30, 2023 and 2022, respectively.

The Company recognized interest expense for the nine months ended September 30, 2023 and 2022, as follows:

	September 30,	September 30,
	2023	2022

Finance cost on equity line of credit	$-	$15,000
Interest on convertible notes, related party	44,877	43,899
Interest on notes payable, related parties	58,804	43,763
Interest on notes payable	47,255	21,120
Amortization of debt discounts	13,549	50,753
Amortization of debt discounts, common stock	12,684	106,894
Amortization of debt discounts, warrants	-	255,026
Series B preferred stock issued as a commitment on an ELOC	-	205,005
Common stock issued as a commitment on the 2nd AJB Note	-	134,128
Interest on accounts payable	-	11,249
Total interest expense	$177,169	$886,837

Note 16 – Convertible Preferred Stock

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value “blank check” preferred stock, of which 500,000 shares have been designated Series A Preferred Stock and 600,000 shares have been designated Series B Preferred Stock, as amended on August 2, 2022. The shares of Series A Preferred Stock and Series B Preferred Stock are each currently convertible into one hundred (100) shares of the Company’s common stock. The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The shares of Series B Preferred Stock are not entitled to dividends, other than the right to participate in dividends payable to holders of common stock on an as-converted basis. As of September 30, 2023, there were 99,733 and 248,501 shares of Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding. The Series A and B Preferred Stock are presented as mezzanine equity on the balance sheet due because they carry a stated value of $10 and $15 per share, respectively, and a deemed liquidation clause, which entitles the holders thereof to receive proceeds thereof in an amount equal to the stated value per share, plus any accrued and unpaid dividends, before any payment may be made to holders of common stock. Each share of Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Preferred Stock may then be converted. The Preferred Stock generally will vote together with the common stock and not as a separate class.

The Series A and B Preferred Stock have been classified outside of permanent equity and liabilities. the Series A Preferred Stock embodies conditional obligations that the Company may settle by issuing a variable number of equity shares, and in both the Series A and B Preferred Stock, monetary value of the obligation is based on a fixed monetary amount known at inception.

F-17

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Series A Preferred Stock Sales

On various dates between January 4, 2023 and April 3, 2023, the Company received total proceeds from four accredited investors of $250,000 from the sale of 25,000 units, consisting in the aggregate of 25,000 shares of series A preferred stock and five-year warrants to purchase an aggregate 2,500,000 shares of common stock at an exercise price of $0.25 per share. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis.

Series A Preferred Stock Payable, Consultants

On July 1, 2023, the Company was obligated to issue 4,500 shares of series A preferred stock in consideration of consulting services. The fair value of the shares was $45,000, based on recent sales prices of the Company’s series A preferred stock on the date of grant. The fair value of the shares have been recognized as a subscription payable, as the shares have not yet been issued.

Series A Preferred Stock Issued for Services, Consultants

On January 1, 2023, the Company issued 4,500 shares of series A preferred stock in consideration of consulting services. The fair value of the shares was $45,000, based on recent sales prices of the Company’s series A preferred stock on the date of grant.

Preferred Stock Dividends

The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The Company recognized $43,808 and $28,971 for the nine months ended September 30, 2023 and 2022, respectively. A total of $181,651 of dividends had accrued as of September 30, 2023.

Series B Preferred Stock Issuances

On September 12, 2023, a shareholder converted 10,000 shares of Series B Preferred Stock into 1,000,000 shares of common stock.

On July 7, 2023, a shareholder converted 13,667 shares of Series B Preferred Stock into 1,366,700 shares of common stock.

Note 17 – Commitments and Contingencies

Equity Line of Credit

On September 1, 2022, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with Tysadco Partners, LLC (“Tysadco”). Pursuant to the ELOC Purchase Agreement, Tysadco has agreed to purchase from the Company, from time to time upon delivery by the Company to Tysadco of “Request Notices,” and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the Purchase Agreement will be equal to 88% of the lowest daily “VWAP” during the period of 10 trading days beginning five trading days preceding the applicable Request. Each purchase under the Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 500% of the average daily trading value of the common stock over the seven trading days preceding the delivery of the applicable Request Notice.

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with Tysadco under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement and conversion of the Commitment Fee Shares (the “Registration Rights Agreement”). There have not been any advances on this arrangement to date.

Contingent Compensation

On August 22, 2023, the Company entered into an advisor agreement with an individual to provide consulting and business advisory services to the Company. Pursuant to the agreement, the Company has agreed to compensate the consultant a fee of $5,000 per month, which is to be deferred until the Company completes the of sale of its equity securities in a transaction, or related series of transactions, resulting in aggregate gross proceeds to the Company of at least $5,000,000, while the Advisor is providing Services (the “Qualified Offering”). Within 60 days of the closing of a Qualified Offering, the Company shall pay to Advisor a cash bonus of up to $200,000. The advisor shall have no participation in any manner or form with any Qualified Offering.

On May 23, 2023, the Company appointed Joerg Sommer to be the Company’s President. In connection with his appointment, the Company entered into an offer letter with Mr. Sommer (the “Offer Letter”) under which he will initially be paid an annual base salary of $60,000, which will increase to $240,000 upon the closing of an offering of the Company’s equity securities that results in gross proceeds to the Company of at least $5,000,000. Mr. Sommer received 1,500,000 shares of the Company’s common stock upon his appointment as President; and is entitled to be issued an additional 1,500,000 shares of the Company’s common stock within 60 days of the closing of a Qualified Offering. Mr. Sommer will also be entitled to a bonus of up $380,000 upon the sale of the Company’s equity securities during the term of his employment, as set forth below;

$200,000 upon the Company raising $2 million

$80,000 upon the Company raising an additional $1 million

$60,000 upon the Company raising an additional $1 million

$40,000 upon the Company raising an additional $1 million

Note 18 – Changes in Stockholders’ Equity

Common Stock

The Company is authorized to issue an aggregate of 300,000,000 shares of common stock with a par value of $0.001. As of September 30, 2023, there were 76,736,274 shares of common stock issued and outstanding.

Common Stock Sales

On February 14, 2023, the Company sold 3,000,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $300,000.

F-18

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Common Stock Issued as a Commitment Fee

On June 23, 2023, the Company paid a commitment fee to AJB Capital in the form of 1,666,667 shares of common stock in connection with the issuance of the Third AJB Note (defined above). The aggregate fair value of the common stock was $42,175, based on the closing price of the Company’s common stock on the date of grant. The shares are being amortized as a debt discount over the life of the loan.

Common Stock Issued for Services, Related Party

On June 15, 2023, the Company issued 1,500,000 shares of common stock to the Company’s President, Joerg Sommer, for services provided. The aggregate fair value of the common stock was $89,850, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

Common Stock Issued for Services

On September 18, 2023, the Company issued 1,000,000 shares of common stock to ClearThink Capital Partners, LLC, for services provided. The aggregate fair value of the common stock was $84,000, based on the closing price of the Company’s common stock on the date of grant. The shares were expensed upon issuance.

Amortization of Stock-Based Compensation

A total of $121,052 and $123,440 of stock-based compensation expense was recognized from the amortization of options to purchase common stock over their vesting period during the nine months ended September 30, 2023 and 2022, respectively.

Note 19 – Common Stock Options

Stock Incentive Plan

On February 12, 2020, the Company’s stockholders approved our 2019 Stock Incentive Plan (the “2019 Plan”), which had been adopted by the Company’s Board of Directors (the “Board”) as of December 10, 2019. The 2019 Plan provides for the issuance of up to 10,000,000 shares of common stock to the Company and its subsidiaries’ employees, officers, directors, consultants and advisors, stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. Options granted under the 2019 Plan may either be intended to qualify as incentive stock options under the Internal Revenue Code of 1986, or may be non-qualified options, and are exercisable over periods not exceeding ten years from date of grant. Unless sooner terminated in accordance with its terms, the Stock Plan will terminate on December 10, 2029.

Outstanding Options

Options to purchase an aggregate total of 10,392,000 shares of common stock at a weighted average strike price of $0.14, exercisable over a weighted average life of 7.37 years were outstanding as of September 30, 2023.

Options Granted

On August 22, 2023, the Company awarded options to purchase 250,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.10 per share, exercisable over a ten year period to a consultant. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 145% and a call option value of $0.0735, was $18,367. The options were fully vested, resulting in $18,367 of stock-based compensation expense during the nine months ending September 30, 2023.

The Company recognized a total of $121,052, and $123,440 of compensation expense during the nine months ended September 30, 2023 and 2022, respectively, related to common stock options issued in the prior year to officers, directors, and employees that are being amortized over the implied service term, or vesting period, of the options. The remaining unamortized balance of these options is $29,342 as of September 30, 2023.

Note 20 – Warrants

Outstanding Warrants

Warrants to purchase an aggregate total of 14,011,650 shares of common stock at a weighted average strike price of $0.29, exercisable over a weighted average life of 2.16 years were outstanding as of September 30, 2023.

Warrants Granted

On April 3, 2023, the Company received proceeds of $100,000 from the sale of 10,000 units, consisting of 10,000 shares of Series A Preferred Stock and five-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share from an accredited investor. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 146% and a weighted average call option value of $0.0635, was $63,508.

F-19

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

On January 27, 2023, the Company received proceeds of $100,000 from the sale of 10,000 units, consisting of 10,000 shares of Series A Preferred Stock and five-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share from an accredited investor. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 148% and a weighted average call option value of $0.0672, was $67,180.

On January 9, 2023, the Company received proceeds of $25,000 from the sale of 2,500 units, consisting of 2,500 shares of Series A Preferred Stock and five-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.25 per share from an accredited investor. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 152% and a weighted average call option value of $0.0550, was $13,757.

On January 4, 2023, the Company received proceeds of $25,000 from the sale of 2,500 units, consisting of 2,500 shares of Series A Preferred Stock and five-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.25 per share from an accredited investor. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 156% and a weighted average call option value of $0.0559, was $13,970.

Note 21 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the nine months ended September 30, 2023, and the year ended December 31, 2022, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2023, the Company had approximately $9,746,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2023 and December 31, 2022, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 22 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date through the date these financial statements were issued.

Related Party Debt Financing

On October 11, 2023, the Company received an advance of $25,000 from the Company’s President, Joerg Sommer, pursuant to an unsecured promissory note due on demand that carries a 10% interest rate.

Common Stock Sales

On October 2, 2023, the Company sold 1,000,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $100,000.

Common Stock Issued for Services

On October 4, 2023, the Company issued 572,083 shares of common stock to ClearThink Capital Partners, LLC, for services provided. The aggregate fair value of the common stock was $51,487, based on the closing price of the Company’s common stock on the date of grant.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of One World Products, Inc. and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of One World Products, Inc. and subsidiaries (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, consolidated stockholders’ equity (deficit) and consolidated cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Convertible Preferred Stock

As discussed in Note 17, the Company has complex financial instruments due to the issued and outstanding preferred stock, resulting in the classification of the financial instruments outside of permanent equity due to the terms of the instruments. Given the factors, the related audit effort in evaluating management’s judgments in determining the appropriate classification was extensive and required a high degree of auditor judgment.

We tested the Company’s classification of the financial instruments by examining and evaluating the agreements along with management’s evaluation of the key terms and management’s disclosure of the transactions.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, TX

May 15, 2023

F-21

ONE WORLD PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
Assets

Current assets:
Cash	$11,016	$119,678
Accounts receivable	12,355	19,880
Inventory	54,153	198,595
Other current assets	45,943	158,836
Total current assets	123,467	496,989

Other assets	179,927	147,194
Right-of-use assets	425,969	-
Security deposits	1,449,808	1,255,988
Fixed assets, net	988,536	1,003,013

Total Assets	$3,167,707	$2,903,184

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$798,067	$480,146
Accrued expenses	948,458	457,762
Deferred revenues	11,808	30,164
Dividends payable	137,843	98,920
Current portion of lease liabilities	86,235	-
Convertible notes payable, net of $-0- and $412,673 of debt discounts at December 31, 2022 and 2021, respectively	750,000	337,327
Notes payable, current maturities	145,524	119,274
Notes payable, related parties, current maturities	99,500	-
Total current liabilities	2,977,435	1,523,593

Long-term lease liability	341,680	-
Notes payable, long-term portion	700,000	-
Notes payable, related parties, long-term portion	200,000	200,000

Total Liabilities	4,219,115	1,723,593

Series A convertible preferred stock, $0.001 par value, 500,000 shares authorized; 70,233 and 65,233 shares issued and outstanding at December 31, 2022 and 2021, respectively	702,330	652,330
Series B convertible preferred stock, $0.001 par value, 300,000 shares authorized; 272,168 and 238,501 shares issued and outstanding at December 31, 2022 and 2021, respectively	4,082,520	3,577,515

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 9,200,000 shares authorized; no shares issued and outstanding at December 31, 2022 and 2021, respectively	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 67,202,907 and 65,599,565 shares issued and outstanding at December 31, 2022 and 2021, respectively	67,203	65,600
Additional paid-in capital	17,123,603	16,843,656
Subscriptions payable, consisting of -0- and 262,066 shares at December 31, 2022 and 2021, respectively	-	21,725
Accumulated other comprehensive loss	(50,699)	(64,347)
Accumulated (deficit)	(22,976,365)	(19,916,888)
Total Stockholders’ Equity (Deficit)	(5,836,258)	(3,050,254)

Total Liabilities and Stockholders’ Equity (Deficit)	$3,167,707	$2,903,184

The accompanying notes are an integral part of these consolidated financial statements.

F-22

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended
	December 31,
	2022	2021

Revenues	$125,662	$38,264
Cost of goods sold	300,757	19,744
Gross profit (loss)	(175,095)	18,520

Operating expenses:
General and administrative	1,587,017	2,294,284
Professional fees	431,737	915,217
Depreciation expense	42,287	40,321
Total operating expenses	2,061,041	3,249,822

Operating loss	(2,236,136)	(3,231,302)

Other income (expense):
Sublease income	1,000	27,000
Loss on disposal of fixed assets	(9,041)	(71,487)
Gain on early extinguishment of lease	20,148	-
Gain on forgiveness of PPP loan	121,372	-
Interest income	38	2,358
Interest expense	(956,858)	(511,131)
Total other expense	(823,341)	(553,260)

Net loss	$(3,059,477)	$(3,784,562)

Other comprehensive loss:
Gain (loss) on foreign currency translation	$13,648	$(11,477)

Net other comprehensive loss	$(3,045,829)	$(3,796,039)
Series A convertible preferred stock declared ($0.60 per share)	(38,923)	(61,684)
Net loss attributable to common shareholders	$(3,084,752)	$(3,857,723)

Weighted average number of common shares outstanding - basic and diluted	66,191,644	60,600,548

Net loss per share - basic and diluted	$(0.05)	$(0.06)

Dividends declared per share of common stock	$0.00	$0.00

The accompanying notes are an integral part of these consolidated financial statements.

F-23

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Convertible		Series B Convertible				Additional		Accumulated Other		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance, December 31, 2020	150,233	$1,502,330	-	$-	53,085,305	$53,085	$14,103,672	$75,000	$(52,870)	$(16,132,326)	$(1,953,439)

Series B convertible preferred stock sold for cash to our CEO	-	-	203,334	3,050,010	-	-	-	-	-	-	-

Series B convertible preferred stock sold for cash	-	-	35,167	527,505	-	-	(10)	-	-	-	(10)

Common stock sold for cash	-	-	-	-	750,000	750	74,250	(75,000)	-	-	-

Conversion of series A convertible preferred stock	(85,000)	(850,000)	-	-	8,500,000	8,500	841,500	-	-	-	850,000

Common stock issued for services	-	-	-	-	954,260	955	111,075	21,725	-	-	133,755

Commitment shares issued pursuant to promissory note	-	-	-	-	2,250,000	2,250	416,062	-	-	-	418,312

Exercise of cashless options	-	-	-	-	60,000	60	(60)	-	-	-	-

Warrants issued as a debt discount	-	-	-	-	-	-	358,017	-	-	-	358,017

Amortization of common stock options issued for services	-	-	-	-	-	-	1,000,834	-	-	-	1,000,834

Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(61,684)	-	-	-	(61,684)

Loss on foreign currency translation	-	-	-	-	-	-	-	-	(11,477)	-	(11,477)

Net loss	-	-	-	-	-	-	-	-	-	(3,784,562)	(3,784,562)

Balance, December 31, 2021	65,233	$652,330	238,501	$3,577,515	65,599,565	$65,600	$16,843,656	$21,725	$(64,347)	$(19,916,888)	$(3,050,254)

Series A convertible preferred stock sold for cash	5,000	50,000	-	-	-	-	-	-	-	-	-

Series B convertible preferred stock sold for cash	-	-	20,000	300,000	-	-	-	-	-	-	-

Series B convertible preferred stock issued as commitment fee on ELOC	-	-	13,667	205,005	-	-	-	-	-	-	-

Common stock issued for services	-	-	-	-	1,603,342	1,603	154,250	(21,725)	-	-	134,128

Amortization of common stock options issued for services	-	-	-	-	-	-	164,620	-	-	-	164,620

Series A convertible preferred stock dividends declared ($0.60 per share)	-	-	-	-	-	-	(38,923)	-	-	-	(38,923)

Loss on foreign currency translation	-	-	-	-	-	-	-	-	13,648	-	13,648

Net loss	-	-	-	-	-	-	-	-	-	(3,059,477)	(3,059,477)

Balance, December 31, 2022	70,233	$702,330	272,168	$4,082,520	67,202,907	$67,203	$17,123,603	$-	$(50,699)	$(22,976,365)	$(5,836,258)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(3,059,477)	$(3,784,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	-	2,062
Depreciation and amortization expense	42,287	40,321
Loss on disposal of fixed assets	9,041	71,487
Gain on early extinguishment of lease	(20,148)	-
Gain on forgiveness of PPP loan	(121,372)	-
Amortization of debt discounts	412,673	456,656
Stock-based compensation	339,133	133,755
Amortization of options issued for services	164,620	1,000,834
Decrease (increase) in assets:
Accounts receivable	7,525	(16,306)
Inventory	144,442	68,557
Other current assets	112,893	(187,119)
Other assets	(32,733)	-
Right-of-use assets	118,347	195,029
Security deposits	(193,820)	(1,190,874)
Increase (decrease) in liabilities:
Accounts payable	317,921	(254,408)
Accrued expenses	492,794	(92,773)
Deferred revenues	(18,356)	30,164
Lease liability	(96,253)	(201,525)
Net cash used in operating activities	(1,380,483)	(3,728,702)

Cash flows from investing activities
Proceeds received on disposal of fixed assets	6,350	5,125
Purchase of fixed assets	(43,201)	(393,126)
Net cash used in investing activities	(36,851)	(388,001)

Cash flows from financing activities
Proceeds from convertible note payable	750,000	-
Repayment of convertible note payable	(750,000)	-
Proceeds from notes payable	868,081	1,147,000
Repayment of notes payable	-	(505,567)
Proceeds from notes payable, related parties	99,500	-
Proceeds from sale of preferred and common stock	350,000	3,577,505
Net cash provided by financing activities	1,317,581	4,218,938

Effect of exchange rate changes on cash	(8,909)	(11,477)

Net increase (decrease) in cash	(108,662)	90,758
Cash - beginning	119,678	28,920
Cash - ending	$11,016	$119,678

Supplemental disclosures:
Interest paid	$117,112	$48,252
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Initial recognition of right-of-use assets and lease liabilities	$1,962,998	$-
Cost of preferred shares exchanged for conversion to common stock	$-	$850,000
Value of commitment shares issued as a debt discount	$-	$418,312
Value of warrants issued as a debt discount	$-	$358,017
Dividends payable	$38,923	$61,684
Par value of cashless exercise of common stock options	$-	$60

The accompanying notes are an integral part of these consolidated financial statements.

F-25

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

One World Products, Inc. (the “Company,” “we,” “our” or “us”) was incorporated in Nevada on September 2, 2014. On February 21, 2019, One World Pharma, Inc. (“One World Pharma”) entered into an Agreement and Plan of Merger with OWP Merger Subsidiary, Inc., our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”), which is the parent company of One World Pharma SAS, a Colombian company (“OWP Colombia”). Pursuant to the Merger Agreement, we acquired OWP Ventures (and indirectly, OWP Colombia) by the merger of OWP Merger Subsidiary with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). As a result of the Merger (a) holders of the outstanding capital stock of OWP Ventures received an aggregate of 39,475,398 shares of our common stock; (b) options to purchase 825,000 shares of common stock of OWP Ventures at an exercise price of $0.50 automatically converted into options to purchase 825,000 shares of our common stock at an exercise price of $0.50; (c) the outstanding principal and interest under a $300,000 convertible note issued by OWP Ventures became convertible, at the option of the holder, into shares of our common stock at a conversion price equal to the lesser of $0.424 per share or 80% of the price we sell our common stock in a future “Qualified Offering”; (d) 875,000 shares of our common stock owned by OWP Ventures prior to the Merger were cancelled; and (e) OWP Ventures’ chief operating officer became our chief operating officer and two of OWP Ventures’ directors became members of our board of directors. The Company’s headquarters are located in Las Vegas, Nevada, and all of its customers are expected to be outside of the United States. On January 10, 2019, the Company changed its name from Punto Group, Corp. to One World Pharma, Inc., and on November 23, 2021, the Company changed its name to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by the Company, with and into the Company (the “Name Change Merger”) pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”). As permitted by the NRS, the articles of merger filed with the Secretary of State of the state of Nevada to effect the Name Change Merger amended Article I of the Company’s Articles of Incorporation to change the Company’s name to “One World Products, Inc.” The Name Change Merger was effected solely to effect the change of the Company’s name, and had no effect on the Company’s officers, directors, operations, assets or liabilities.

OWP Ventures is a holding company formed in Delaware on March 27, 2018 to enter and support the cannabis industry, and on May 30, 2018, it acquired OWP Colombia. OWP Colombia is a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali). We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the few companies in Colombia to receive all four licenses, including seed use, cultivation of non-psychoactive cannabis, cultivation of psychoactive cannabis, and manufacturing allowing for extraction and export. Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with a local farming co-operative that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We began harvesting cannabis in the first quarter of 2019 for the purpose of further research and development activities, quality control testing and extraction. We have been generating revenue from the sale of our seeds since the second quarter of 2020. During the first quarter of 2022, we made payments of approximately $1,400,000 for a state of the art distillation machine that we expect to be placed in service during the second quarter of 2023 within our vertically integrated extraction facility in which we entered into a 5-year lease on October 1, 2022, where we have combined our office and extraction facilities into the same building.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”). All references to Generally Accepted Accounting Principles (“GAAP”) are in accordance with The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

F-26

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at December 31, 2022:

State of
Name of Entity	Incorporation	Relationship
One World Products, Inc.(1)	Nevada	Parent
OWP Ventures, Inc.(2)	Delaware	Subsidiary
One World Pharma S.A.S.(3)	Colombia	Subsidiary
Colombian Hope, S.A.S.(4)	Colombia	Subsidiary
Agrobase, S.A.S.(5)	Colombia	Subsidiary

(1)	Holding company in the form of a corporation.
(2)	Holding company in the form of a corporation and wholly-owned subsidiary of One World Products, Inc.
(3)	Wholly-owned subsidiary of OWP Ventures, Inc. since May 30, 2018, located in Colombia and legally constituted as a simplified stock company registered in the Chamber of Commerce of Bogotá on July 18, 2017. Its headquarters are located in Bogotá.
(4)	Wholly-owned subsidiary of OWP Ventures, Inc., acquired on November 19, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.
(5)	Wholly-owned subsidiary of OWP Ventures, Inc., formed on September 12, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. The Company’s headquarters are located in Las Vegas, Nevada and substantially all of its production efforts are within Popayán, Colombia.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to current year presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.

Foreign Currency Translation

The functional currency of the Company is Columbian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F-27

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company did not have any cash in excess of FDIC insured limits at December 31, 2022, and has not experienced any losses in such accounts.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts.

Fixed Assets

Fixed assets are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Buildings	15 years
Office equipment	5 years
Furniture and fixtures	7 years
Equipment and machinery	7 years
Leasehold improvements	Term of lease

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which have extended the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s sales to date have primarily consisted of the sale of seeds. These sales include multi-element arrangements whereby the Company collects 50% of the sale upon delivery of the sales, and the remaining 50% upon the completion of the harvest, whether the seeds result in a successful crop, or not. In addition, the Company has a right of first refusal to purchase products resulting from the harvest. At December 31, 2022, the Company had $11,808 of deferred revenues and $6,655 of deferred cost of goods sold, as included in other current assets on the balance sheet, that are expected to be recognized upon the customers’ completion of their harvests in 2023.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $80,498 and $137,915 for the years ended December 31, 2022 and 2021, respectively.

F-28

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2022 and 2021, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. The new guidance will require companies to apply the definition of a performance obligation under accounting standard codification ASC Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current GAAP, an acquirer in a business combination is generally required to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The new guidance will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. These amendments are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of ASU 2021-08 is not expected to have a material impact on the Company’s financial statements or related disclosures.

F-29

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options. ASU 2021-04 addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2021-04 has not had a material impact on the Company’s financial statements or related disclosures.

In March 2020, the FASB issued ASU 2020-04 establishing Topic 848, Reference Rate Reform. ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The pronouncement provides temporary optional expedients and exceptions to the current guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The adoption of ASU 2020-04 did not have a material impact on the Company’s consolidated financial statements, as we transitioned from the London Interbank Offered Rate, commonly referred to as LIBOR, to alternative references rates, as well as utilizing the aforementioned expedients and exceptions provided in ASU 2020-04.

In August 2020, the FASB issued ASU No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 has not had a material impact on the Company’s financial statements or related disclosures.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company had $2,853,968 of negative working capital as of December 31, 2022, has incurred recurring losses from operations resulting in an accumulated deficit of $22,976,365 as of December 31, 2022, and its cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-30

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Related Party Transactions

Expense Reimbursements Owed to Officers and Directors

As of December 31, 2022, the Company owed a total of $65,382 to one of our Directors, Dr. Kenneth Perego, II, M.D., and $2,505 to the Company’s CFO, Mr. Timothy Woods, for unreimbursed expenses, as presented within accounts payable on the Balance Sheet.

Debt Repayments, Related Party

On October 18, 2021, the Company repaid a total of $52,918, consisting of $50,000 of principal and $2,918 of interest, to Isiah Thomas, the Company’s Chief Executive Officer.

On September 15, 2021, the Company repaid a total of $130,610, consisting of $125,000 of principal and $5,610 of interest, to Isiah Thomas, the Company’s Chief Executive Officer.

On March 29, 2021, the Company repaid a total of $27,201 of indebtedness owed to the Company’s Chairman of the Board, Dr. Kenneth Perego, II, M.D., consisting of $26,000 of principal and $1,201 of interest.

Series B Preferred Stock Sales

On February 7, 2021, the Company and ISIAH International, LLC (“ISIAH International”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock (“Series B Preferred Stock”), convertible into an aggregate of 20,000,000 shares of the Company’s common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

On various dates in May, 2021, the Company also received total proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

Common Stock Issued for Services

On January 1, 2021, the Company awarded options to purchase 5,500,000 shares of common stock at an exercise price equal to $0.13 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman. The options were issued outside of the 2019 Plan and are exercisable over a ten year period. The options vested immediately as to 2,750,000 shares, and vest as to the remaining 2,750,000 shares quarterly in 250,000 increments over the following eleven quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1174, was $645,624. The options are being expensed over the vesting period, resulting in $117,388 and $410,853 of stock-based compensation expense during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, a total of $117,383 of unamortized expenses are expected to be expensed over the vesting period.

F-31

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2021, the Company awarded options to purchase 350,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to the Company’s Vice Chairman of the Board, Dr. Ken Perego. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $40,943. The options were expensed over the vesting period, resulting in $40,943 of stock-based compensation expense during the year ended December 31, 2021.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-32

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of December 31, 2022 and 2021:

	Fair Value Measurements at December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$11,016	$-	$-
Right-of-use asset	-	-	425,969
Total assets	11,016	-	425,969
Liabilities
Lease liabilities		-	427,915
Convertible notes payable	-	750,000	-
Notes payable	-	845,524	-
Notes payable, related parties	-	299,500	-
Total liabilities	-	(1,895,024)	(427,915)
	$11,016	$(1,895,024)	$(1,946)

	Fair Value Measurements at December 31, 2021
	Level 1	Level 2	Level 3
Assets
Cash	$119,678	$-	$-
Total assets	119,678	-	-
Liabilities
Convertible notes payable, net of $412,673 of debt discounts	-	337,327	-
Notes payable	-	119,274	-
Notes payable, related parties	-	200,000	-
Total liabilities	-	(656,601)	-
	$119,678	$(656,601)	$-

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2022 or 2021.

Note 5 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2022, no customers accounted for more than 10% of the Company’s total revenue, and for the year ended December 31, 2021, four customers accounted for 60% of revenue, respectively.

At December 31, 2022 and 2021, one customer accounted for 67% and 75% of accounts receivable, respectively.

F-33

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts. Inventory consisted of the following at December 31, 2022 and 2021, respectively.

	December 31,	December 31,
	2022	2021
Raw materials	$18,580	$31,233
Work in progress	1,464	81,182
Finished goods	80,858	108,246
	100,902	220,661
Less obsolescence	(46,749)	(22,066)
Total inventory	$54,153	$198,595

Note 7 – Other Current Assets

Other current assets included the following as of December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021
Prepaid expenses	$39,288	$29,366
Deferred cost of goods sold	6,655	19,470
Other receivables	-	110,000
Total	$45,943	$158,836

Note 8 – Other Assets

Other assets consist entirely of a $179,927 and $147,194 VAT receivable at December 31, 2022 and 2021, respectively, which will be returned upon the successful export of the products purchased in which the taxes were originally paid.

Note 9 – Security Deposits

Security deposits included the following as of December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021
Utility deposits	$-	$1,090
Refundable deposit on equipment purchase	50,000	50,000
Down payment on distillation equipment	1,399,413	1,155,000
Security deposits on leases held in Colombia	395	35,869
Security deposit on office lease	-	14,029
	$1,449,808	$1,255,988

F-34

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Fixed Assets

Fixed assets consist of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021
Land	$138,248	$138,248
Buildings	473,971	473,971
Office equipment	30,902	56,502
Furniture and fixtures	6,495	34,409
Equipment and machinery	423,547	383,829
	1,073,163	1,086,959
Less: accumulated depreciation	(84,627)	(83,946)
Total	$988,536	$1,003,013

On August 15, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., sold its office furniture and equipment with a net book value of $15,391 for gross proceeds of $6,350, resulting in a loss on the disposal of fixed assets of $9,041, which represented the proceeds received, less the net book value at the time of disposal.

On November 30, 2021, the Company disposed of a building that was damaged in a storm at the Popayán farm. No proceeds were received on the disposal, resulting in a loss on disposal of fixed assets of $53,925, which represented the net book value at the time of disposal.

On July 27, 2021, the Company sold a truck previously used at the Popayán farm. The Company received proceeds of $5,125 on the sale, resulting in a loss on disposal of fixed assets of $2,064, which represented the net book value at the time of disposal.

On July 1, 2021, the Company disposed of equipment used at the Popayán farm that is no longer in service. No proceeds were received on the disposals, resulting in a loss on disposal of fixed assets of $15,498, which represented the net book value at the time of disposal.

Depreciation and amortization expense totaled $42,287 and $40,321 for the years ended December 31, 2022 and 2021, respectively.

Note 11 – Accrued Expenses

Accrued expenses consisted of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021
Accrued payroll	$613,569	$261,044
Accrued withholding taxes and employee benefits	31,632	9,162
Accrued ICA fees and contributions	167,037	129,856
Accrued interest	136,220	57,700
	$948,458	$457,762

Note 12 – Deferred Revenues

Arrangements with customers include multiple deliverables, consisting of an initial delivery of seeds and a contingent portion of the sale that is dependent on the customers future harvest of the seeds. Deferred revenues associated with these multiple-element arrangements were $11,808 and $30,164 at December 31, 2022 and 2021, respectively. Related deferred cost of goods sold were $6,655 and $19,470 at December 31, 2022 and 2021, respectively, resulting in deferred gross margins of $5,153 and $10,964 at December 31, 2022 and 2021, respectively, that is expected to be recognized upon the customers’ completion of their harvests in future periods.

F-35

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Leases

The Company leased its 12,400 square foot extraction facility under a non-cancelable real property lease agreement that commenced on January 1, 2022 and was to expire on December 31, 2027, at a monthly lease rate of 57,339,000 COP, or approximately $15,290. The Company terminated the lease on September 30, 2022, resulting in termination fees of approximately $7,700. A gain of $20,148 was recognized on the early extinguishment of the lease for the year ended December 31, 2022.

On October 1, 2022, the Company entered into a five-year non-cancelable property lease, with an automatic five year extension, for a new extraction facility with combined office space, at a monthly lease term of 29,000,000 COP plus VAT and administration fees, or approximately $6,300, with annual escalation of lease payments equal to the Consumer Price Index, plus 2%.

The Company also leases a residential premise under a non-cancelable real property lease agreement that commenced on September 1, 2021 and expires on August 31, 2024, at a monthly lease term of 3,800,000 COP, or approximately $1,013, with approximately a 3% annual escalation of lease payments commencing September 1, 2022.

The Company leases another residential premise under a non-cancelable real property lease agreement that commenced on June 1, 2022 and expires on May 30, 2024, at a monthly lease term of 1,900,000 COP, or approximately $507with an 8% annual escalation of lease payments commencing June 1, 2023.

In addition, the Company leases its corporate offices and operational facility in Colombia under short-term non-cancelable real property lease agreements that expire within a year. The Company doesn’t have any other office or equipment leases that would require capitalization. The office lease contains provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. In the locations in which it is economically feasible to continue to operate, management expects to enter into a new lease upon expiration. The extraction facility lease contained provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. As the Company’s leases do not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The components of lease expense were as follows:

	For the Year Ended
	December 31,
	2022	2021
Operating lease cost:
Amortization of right-of-use assets	$114,907	$87,276
Interest on lease liabilities	83,702	3,035
Lease payments on short term leases	23,811	-
Total operating lease cost	$222,420	$90,311

Supplemental balance sheet information related to leases was as follows:

	December 31,	December 31,
	2022	2021
Operating lease:
Operating lease assets	$425,969	$-

Current portion of operating lease liabilities	$86,235	-
Noncurrent operating lease liabilities	341,680	-
Total operating lease liability	$427,915	$-

Weighted average remaining lease term:
Operating leases	4.25 years	-

Weighted average discount rate:
Operating lease	6.75%	-

F-36

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental cash flow and other information related to operating leases was as follows:

	For the Year Ended
	December 31,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$96,253	$201,525

Early extinguishment of lease:
Lease liability terminated	$1,438,830	$-
Right-of use asset terminated	(1,418,682)	-
Gain on early extinguishment of lease	$20,148	$-

Leased assets obtained in exchange for lease liabilities:
Total operating lease liabilities	$1,962,998	$-

Our anticipated future lease commitments on a calendar year basis in US dollars, excluding common area maintenance fees, under non-cancelable operating leases are as follows:

Minimum
Year Ending	Lease
December 31,	Commitments
2023	$112,508
2024	107,632
2025	99,186
2026	102,162
2027	78,336
Total future minimum lease liabilities	$499,824

Note 14 – Convertible Note Payable

Convertible note payable consists of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021
On September 27, 2022, the Company completed the sale of a Convertible Promissory Note in the principal amount of $750,000 (the “Convertible McCabe Note”) to Dr. John McCabe. The unsecured note matures on 16, 2024 (the “Maturity Date”), bears interest at a rate of 8% per annum, and the principal and interest is convertible into shares of the Company’s convertible Series B common stock at a conversion price of $15 per share.	$750,000	$-

On September 24, 2021, the Company completed the sale of a (i) Promissory Note in the principal amount of $750,000 (the “Second AJB Note”) to AJB Capital Investments LLC (“AJB Capital”), (ii) a three-year warrant to purchase 1,500,000 shares of the Company’s common stock at an initial exercise price of $0.25 per share, and (iii) a three-year warrant to purchase 2,000,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share, for an aggregate purchase price of $705,000, pursuant to a Securities Purchase Agreement between the Company and AJB Capital (the “Purchase Agreement”). The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 197% and a call option value of $0.1053 and $0.1001, respectively, was $358,017, and is being amortized as a debt discount over the life of the loan. The Company received net proceeds of $678,750 after deductions of debt discounts, consisting of $45,000 pursuant to an original issue discount, $15,000 of legal fees and $11,250 of brokerage fees.

The Note matures on September 24, 2022 (the “Maturity Date”), bears interest at a rate of 8% per annum, and, following an event of default only, is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of 90% of the lowest trading price during (i) the 20 trading day period preceding the issuance date of the note, or (ii) the 20 trading day period preceding date of conversion of the Note. The Note is also subject to covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the Purchase Agreement, the Company paid a commitment fee to AJB Capital in the amount of $250,000 (the “Commitment Fee”) in the form of 1,250,000 shares of the Company’s common stock (the “Commitment Fee Shares”). During the six month period following the six month anniversary of the closing date, AJB Capital shall be entitled to be issued additional shares of common stock of the Company to the extent AJB Capital’s sale of the Commitment Fee Shares has resulted in net proceeds in an amount less than the Commitment Fee. The Commitment Fee Shares resulted in a debt discount of $150,062 that is being amortized over the life of the loan.

The obligations of the Company to AJB Capital under the Note and the Purchase Agreement are secured by a lien on the Company’s assets pursuant to a Security Agreement between the Company and AJB Capital. The note was repaid on September 27, 2022.

	$-	$750,000

Total convertible notes payable	750,000	750,000
Less: unamortized debt discounts	-	412,673
Convertible note payable, net of discounts	$750,000	$337,327

F-37

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognized debt discounts for the years ended December 31, 2022 and 2021, as follows:

	December 31,	December 31,
	2022	2021

Fair value of 3,250,000 commitment shares of common stock	$106,894	$418,312
Fair value of warrants to purchase 3,500,000 shares of common stock	255,026	358,017
Original issue discounts	32,055	53,700
Legal and brokerage fees	18,698	39,300
Total debt discounts	412,673	869,329
Amortization of debt discounts	412,673	456,656
Unamortized debt discounts	$-	$412,673

The aggregate debt discounts of $869,329 incurred during the year ended December 31, 2021, were amortized over the life of the loans using the straight-line method, which approximated the effective interest method. The Company recorded finance expense in the amount of $412,673 and $456,656 on the amortization of these discounts for the years ended December 31, 2022 and 2021, respectively.

The convertible note limits the maximum number of shares that can be owned by the note holder as a result of the conversions to common stock to 4.99% of the Company’s issued and outstanding shares.

The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $59,023 and $36,243 for the years ended December 31, 2022 and 2021, respectively. In addition, the Company recognized $412,673 and $456,656 of interest expense related to the debt discounts for the years ended December 31, 2022 and 2021, respectively.

F-38

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Notes Payable

Notes payable consists of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021

On September 15, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 55,488,000 COP, or approximately $12,243, on a loan with a face value of 70,000,000 COP, or approximately $15,445, from an individual pursuant to an unsecured promissory note, bearing interest at 4% per month, or 48% per annum, due on demand. The debt discount of $3,202 was expensed as finance costs at the time of origination. The face value of the note has been adjusted by $893 due to foreign currency translation adjustments.	$14,552	$-

On June 17, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 230,400,000 COP, or approximately $55,821, on a loan with a face value of 240,000,000 COP, or approximately $58,147, from an individual pursuant to an unsecured promissory note, bearing interest at 4% per month, or 48% per annum, due on demand. The debt discount of $2,326 was expensed as finance costs at the time of origination. The face value of the note has been adjusted by $8,253 due to foreign currency translation adjustments.	49,894	-

On June 13, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $100,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	100,000	-

On May 31, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 314,640,000 COP, or approximately $76,231, on a loan with a face value of 360,000,000 COP, or approximately $87,220, from an individual pursuant to promissory note, security by equipment, bearing interest at 2.1% per month, or 25% per annum, maturing on November 28, 2022. The debt discount of $10,990 was expensed as finance costs at the time of origination. The face value of the note has been adjusted by $12,380 due to foreign currency translation adjustments.	74,841	-

On May 30, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received a non-interest bearing loan of 20,000,000 COP, or approximately $4,846, from an individual pursuant to an unsecured promissory note, due on demand. The face value of the note has been adjusted by $688 due to foreign currency translation adjustments.	4,158	-

On April 29, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received a non-interest bearing loan of 10,000,000 COP, or approximately $2,423, from an individual pursuant to an unsecured promissory note, due on demand. The face value of the note has been adjusted by $344 due to foreign currency translation adjustments.	2,079	-

On March 1, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $400,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	400,000	-

On February 15, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $200,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	200,000	-

On May 4, 2020, the Company, through its wholly-owned subsidiary OWP Ventures, Inc., borrowed $119,274 from Customers Bank (“Lender”), pursuant to a Promissory Note issued by OWP Ventures to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note carried interest at 1.00% per annum, payable monthly beginning December 4, 2020, and was due on May 4, 2022. The PPP Note could have been repaid at any time without penalty.

Under the Payroll Protection Program, the Company was eligible for loan forgiveness up to the full amount of the PPP Note and any accrued interest. The forgiveness amount was equal to the amount that the Company spent during the 24-week period beginning May 4, 2020 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses was 40% of the amount of the PPP Note. A total of $121,372, consisting of $119,274 of principal and $2,098 of interest, was forgiven on February 11, 2022.	-	119,274

Total notes payable	845,524	119,274
Less: current maturities	145,524	119,274
Notes payable, long-term portion	$700,000	$-

The Company recorded interest expense in the amount of $85,653 and $18,945 for the years ended December 31, 2022 and 2021, respectively.

F-39

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Notes Payable, Related Party

Notes payable, related party, consists of the following at December 31, 2022 and 2021, respectively:

	December 31,	December 31,
	2022	2021

On August 5, 2022, the Company received an advance of $50,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	$50,000	$-

On August 2, 2022, the Company received an advance of $4,500 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	4,500	-

On July 7, 2022, the Company received an advance of $5,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	5,000	-

On June 3, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	10,000	-

On May 5, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	10,000	-

On May 5, 2022, the Company received an advance of $20,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carries a 6% interest rate.	20,000	-

On December 29, 2021, the Company received an advance of $200,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due January 1, 2024 that carries an 8% interest rate.	200,000	200,000

Total notes payable. related party	299,500	200,000
Less: current maturities	99,500	-
Notes payable, related party, long-term portion	$200,000	$200,000

The Company recorded interest expense pursuant to the stated interest rates on the notes payable, related party, in the amount of $19,127 and $9,729 for the years ended December 31, 2022 and 2021, respectively.

F-40

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognized interest expense for the year ended December 31, 2022 and 2021, respectively, as follows:

	December 31,	December 31,
	2022	2021

Interest on convertible notes	$59,023	$17,260
Interest on notes payable	85,653	18,945
Interest on notes payable, related parties	19,127	9,729
Amortization of debt discounts on convertible notes	50,753	42,247
Amortization of debt discounts on convertible notes, common stock	106,894	311,418
Amortization of debt discounts on convertible notes, warrants	255,026	102,991
Finance cost on equity line of credit, issuances of series B preferred stock	205,005	-
Finance cost on equity line of credit, issuances of common stock	134,128	-
Finance cost on equity line of credit	30,000	-
Interest on accounts payable	11,249	8,541
Total interest expense	$956,858	$511,131

Note 17 – Convertible Preferred Stock

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value “blank check” preferred stock, of which 500,000 shares have been designated Series A Preferred Stock and 300,000 shares have been designated Series B Preferred Stock. The shares of Series A Preferred Stock and Series B Preferred Stock are each currently convertible into one hundred (100) shares of the Company’s common stock. The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The shares of Series B Preferred Stock are not entitled to dividends, other than the right to participate in dividends payable to holders of common stock on an as-converted basis. As of December 31, 2022, there were 70,233 and 272,168 shares of Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding, respectively. The Series A and B Preferred Stock are presented as mezzanine equity on the balance sheet because they carry a stated value of $10 and $15 per share, respectively, and a deemed liquidation clause, which entitles the holders thereof to receive proceeds in an amount equal to the stated value per share, plus any accrued and unpaid dividends, before any payment may be made to holders of common stock. Each share of Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Preferred Stock may then be converted. The Preferred Stock generally will vote together with the common stock and not as a separate class.

The Series A and B Preferred Stock have been classified outside of permanent equity and liabilities. the Series A Preferred Stock embodies conditional obligations that the Company may settle by issuing a variable number of equity shares, and in both the Series A and B Preferred Stock, monetary value of the obligation is based on a fixed monetary amount known at inception.

Series A Preferred Stock Sales

On various dates between December 20, 2022 and December 21, 2022, the Company received total proceeds of $50,000 from the sale of 5,000 units, consisting in the aggregate of 5,000 shares of Series A Preferred Stock and five-year warrants to purchase 500,000 shares of common stock at an exercise price of $0.25 per share to twenty-two accredited investors. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis.

Series A Preferred Stock Conversions

On November 15, 2021, a shareholder converted 30,000 shares of Series A Preferred Stock into 3,000,000 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

On April 6, 2021, a shareholder converted 30,000 shares of Series A Preferred Stock into 3,000,000 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

On March 24, 2021, a shareholder converted 10,000 shares of Series A Preferred Stock into 1,000,000 shares of common stock. The shares of common stock were subsequently issued on April 7, 2021. The note was converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

On January 26, 2021, a shareholder converted 5,000 shares of Series A Preferred Stock into 500,000 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

On January 12, 2021, a shareholder converted 10,000 shares of Series A Preferred Stock into 1,000,000 shares of common stock. The note was converted in accordance with the conversion terms; therefore, no gain or loss has been recognized.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock Dividends

The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The Company recognized $38,923 and $61,684 for years ended December 31, 2022 and 2021, respectively. A total of $137,843 of dividends had accrued as of December 31, 2022.

Series B Preferred Stock Sales

On September 1, 2022, the Company and Tysadco Partners, LLC (“Tysadco”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which Tysadco agreed to purchase from the Company, 20,000 shares of the Company’s Series B Preferred Stock for a purchase price of $15 per share of Series B Preferred Stock, and an aggregate purchase price of $300,000. On September 12, 2022, Tysadco purchased the first 10,000 shares of Series B Preferred Stock under the Purchase Agreement for $150,000, and on October 12, 2022, Tysadco purchased the second 10,000 shares of Series B Preferred Stock under the Purchase Agreement for $150,000. The Company paid $15,000 out of the proceeds of each investment to Garden State Securities, Inc. as financing costs. In addition, the Company paid a commitment fee to Tysadco, consisting of 13,667 shares of Series B Preferred Stock. The issuance of the commitment fee shares resulted in $205,005 of finance expense during the year ended December 31, 2022.

On February 7, 2021, the Company and ISIAH International entered into a Securities Purchase Agreement under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock, convertible into an aggregate of 20,000,000 shares of common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

In addition to the shares sold to ISIAH International, the Company received total proceeds of $527,520 on various dates between March 9, 2021 and April 22, 2021 from the sale of an additional 35,167 shares of Series B Preferred Stock at a price of $15 per share to seven accredited investors, including proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

Note 18 – Commitments and Contingencies

Equity Line of Credit

On September 1, 2022, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with Tysadco. Pursuant to the ELOC Purchase Agreement, Tysadco has agreed to purchase from the Company, from time to time upon delivery by the Company to Tysadco of “Request Notices,” and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the Purchase Agreement will be equal to 88% of the lowest daily “VWAP” during the period of 10 trading days beginning five trading days preceding the applicable Request. Each purchase under the Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 500% of the average daily trading value of the common stock over the seven trading days preceding the delivery of the applicable Request Notice.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with Tysadco under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement and conversion of the Commitment Fee Shares (the “Registration Rights Agreement”). There have not been any advances on this arrangement to date.

Commitment for the Sale of Series B Preferred Stock

On October 3, 2022, the Company and ISIAH International, LLC (“ISIAH International”), an entity in which the Company’s CEO, Isiah L. Thomas, III, is the sole member, entered into a securities purchase agreement under which ISIAH International has agreed to purchase from the Company an aggregate of 33,333 shares of the Company’s Series B Preferred Stock (the “Series B Shares”), initially convertible into an aggregate of three million three hundred thirty three thousand three hundred (3,333,300) shares of the Company’s common stock, for a total purchase price of $499,995. To date, no purchases under this agreement have occurred.

Note 19 – Stockholders’ Equity

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value “blank check” preferred stock, of which 500,000 shares have been designated Series A Preferred Stock and 300,000 shares have been designated Series B Preferred Stock, See Note 17 above for a description of the features and issuances of the Series A Preferred Stock and Series B Preferred Stock.

Common Stock

The Company is authorized to issue an aggregate of 300,000,000 shares of common stock with a par value of $0.001. As of December 31, 2022, there were 67,202,907 shares of common stock issued and outstanding.

Common Stock Issued on Subscriptions Payable

On March 29, 2022, the Company issued 262,066 shares of common stock on a Subscriptions Payable for the December 1, 2021 award of common stock to COR IR for services.

Common Stock Issued as a Promissory Note Commitment

As disclosed in Note 14 above, the Company paid a commitment fee to AJB Capital of $250,000 in the form of 1,250,000 shares of the Company’s common stock (“Commitment Fee Shares”) in connection with the issuance of the Second AJB Note, which was repaid on September 27, 2022. The issuance of these commitment fee shares resulted in a debt discount of $150,062 that was amortized over the life of the loan, resulting in $106,894 and $43,168 of finance expense during the years ended December 31, 2022 and 2021, respectively. During the six month period following the six-month anniversary of the closing date, AJB Capital was entitled to be issued additional shares of common stock of the Company to the extent AJB Capital’s sale of the Commitment Fee Shares has resulted in net proceeds in an amount less than the Commitment Fee. As a result, the Company issued an additional 1,341,276 shares of common stock to AJB Capital on September 15, 2022. The fair value of the shares was $134,128, based on the closing price of the Company’s common stock on the date of grant.

Also, as disclosed in Note 14 above, the Company paid a commitment fee to AJB Capital of $200,000 in the form of 2,000,000 shares of the Company’s common stock in connection with the issuance of the First AJB Note, which was repaid on September 17, 2021. The issuance of the commitment fee shares resulted in a debt discount of $268,250 that was amortized over the life of the loan, resulting in $268,250 of finance expense during the year ended December 31, 2021. On October 15, 2021, pursuant to the early repayment terms of the promissory note, one million of these shares were redeemed and cancelled for a nominal aggregate purchase price of $1.00.

Common Stock Options Exercised

On July 26, 2021, a total of 60,000 shares of common stock were issued upon exercise on a cashless basis of options to purchase 125,000 shares of common stock at a price $0.13 per share.

Common Stock Issued for Services, Employees and Consultants

On May 25, 2021, the Company awarded a total of 50,000 shares of common stock pursuant for consulting services to two individuals. The aggregate fair value of the shares was $8,500, based on the closing price of the Company’s common stock on the date of grant.

On May 12, 2021, the Company entered into a Settlement Agreement with COR. Pursuant to the Settlement Agreement, the Company issued COR 118,150 shares of common stock. The fair value of the shares was $29,538, based on the closing price of the Company’s common stock on the date of grant.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 1, 2021, the Company entered into a new agreement with COR and issued another 112,528 shares of common stock to COR. The fair value of the shares was $18,758, based on the closing price of the Company’s common stock on the date of grant. On December 1, 2021, the Company owed COR another 262,066 shares of common stock, which were subsequently issued on March 29, 2022. The fair value of the shares was $21,725, based on the closing price of the Company’s common stock on the date of grant.

Common Stock Issued for Services, Officers and Directors

On December 31, 2021, the Company issued 673,582 shares of common stock in lieu of cash compensation to its former Chief Financial Officer, Vahé Gabriel. The aggregate fair value of the shares was $55,234, based on the closing price of the Company’s common stock on the date of grant.

Note 20 – Common Stock Options

Stock Incentive Plan

On February 12, 2020, the Company’s stockholders approved our 2019 Stock Incentive Plan (the “2019 Plan”), which had been adopted by the Company’s Board of Directors (the “Board”) as of December 10, 2019. The 2019 Plan provides for the issuance of up to 10,000,000 shares of common stock to the Company and its subsidiaries’ employees, officers, directors, consultants and advisors, stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. Options granted under the 2019 Plan may either be intended to qualify as incentive stock options under the Internal Revenue Code of 1986, or may be non-qualified options, and are exercisable over periods not exceeding ten years from date of grant. Unless sooner terminated in accordance with its terms, the Stock Plan will terminate on December 10, 2029.

Common Stock Options Issued for Services

On May 28, 2021, the Company awarded options to purchase 1,000,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.1782 per share, exercisable over a ten year period to the Company’s CFO and COO, Vahé Gabriel. The options vested immediately as to 500,000 shares, and vest as to the remaining 500,000 shares quarterly in 250,000 increments over the following two quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 183% and a call option value of $0.1719, was $171,949. The options were expensed over the vesting period, resulting in $171,949 of stock-based compensation expense during the year ended December 31, 2021.

On May 25, 2021, the Company awarded options to purchase an aggregate 425,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.17 per share, exercisable over a ten year period to three advisory board members. The options vest in equal quarterly installments over two years. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 183% and a call option value of $0.1653, was $70,269. The options are being expensed over the vesting period, resulting in $35,132 and $20,493 of stock-based compensation expense during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, a total of $14,644 of unamortized expenses are expected to be expensed over the vesting period.

On January 1, 2021, the Company awarded options to purchase 5,500,000 shares of common stock at an exercise price equal to $0.13 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman. The options were issued outside of the 2019 Plan and are exercisable over a ten year period. The options vested immediately as to 2,750,000 shares, and vest as to the remaining 2,750,000 shares quarterly in 250,000 increments over the following eleven quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1174, was $645,624. The options are being expensed over the vesting period, resulting in $117,388 and $410,853 of stock-based compensation expense during the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, a total of $117,383 of unamortized expenses are expected to be expensed over the vesting period.

On January 1, 2021, the Company awarded options to purchase 350,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to the Company’s Chairman of the Board, Dr. Ken Perego. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $40,943. The options were expensed over the vesting period, resulting in $40,943 of stock-based compensation expense during the year ended December 31, 2021.

On January 1, 2021, the Company awarded options to purchase 475,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to Bruce Raben, one of the Company’s Directors. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $55,565. The options were expensed over the vesting period, resulting in $55,565 of stock-based compensation expense during the year ended December 31, 2021.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2021, the Company awarded options to purchase an aggregate 1,842,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to seven consultants and employees. The options vest in equal quarterly installments over one year. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $215,475. The options were expensed over the vesting period, resulting in $215,475 of stock-based compensation expense during the year ended December 31, 2021.

Common Stock Options Exercised

On July 26, 2021, a total of 60,000 shares of common stock were issued upon exercise on a cashless basis of options to purchase 125,000 shares of common stock at a price $0.13 per share.

Common Stock Options Expired

On January 28, 2022, options to purchase a total of 500,000 shares of common stock at a price $0.50 per share expired.

The following is a summary of information about the Stock Options outstanding at December 31, 2022.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$0.13 - $0.56	10,242,000	8.05 years	$0.15	9,113,528	$0.15

The following is a summary of activity of outstanding stock options:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2020	1,275,000	$0.36
Options granted	9,592,000	0.14
Options exercised	(125,000)	(0.13)
Balance, December 31, 2021	10,742,000	0.16
Options granted	-	-
Options expired	(500,000)	(0.50)
Balance, December 31, 2022	10,242,000	$0.15

Exercisable, December 31, 2022	9,113,528	$0.15

Note 21 – Common Stock Warrants

Warrants to purchase a total of 11,511,650 shares of common stock were outstanding as of December 31, 2022.

On December 21, 2022, the Company received proceeds of $50,000 from the sale of 2,500 units, consisting of 2,500 shares of Series A Preferred Stock and five-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.25 per share from an accredited investor. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 157% and a weighted average call option value of $0.0699, was $17,468.

On December 20, 2022, the Company received proceeds of $50,000 from the sale of 2,500 units, consisting of 2,500 shares of Series A Preferred Stock and five-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.25 per share from another accredited investor. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 157% and a weighted average call option value of $0.07, was $17,499.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of information about our warrants to purchase common stock outstanding at December 31, 2022.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
Range of Exercise Prices	Shares Underlying Warrants Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Underlying Warrants Exercisable	Weighted Average Exercise Price
$0.25-$0.50	11,511,650	2.43 years	$0.25-$0.50	11,511,650	$0.25-$0.50

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2022	2021

Average risk-free interest rates	3.79%	0.47%
Average expected life (in years)	5.00	3.00
Volatility	157%	197%

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $0.29 and $0.10 per warrant for the years ended December 31, 2022 and 2021, respectively.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2020	7,511,650	$0.25
Warrants granted	3,500,000	0.39
Balance, December 31, 2021	11,011,650	0.30
Warrants granted	500,000	0.25
Balance, December 31, 2022	11,511,650	$0.29

Exercisable, December 31, 2022	11,511,650	$0.29

Note 22 - Income Tax

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2022 and 2021, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2022, the Company had approximately $9,285,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The provision (benefit) for income taxes for the years ended December 31, 2022 and 2021 were assuming a 21% effective tax rate. The effective income tax rate for the years ended December 31, 2022 and 2021 consisted of the following:

	December 31,
	2022	2021
Federal statutory income tax rate	21%	21%
State income taxes	-%	-%
Change in valuation allowance	(21%)	(21%)
Net effective income tax rate	-	-

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carry forwards	$1,950,000	$1,535,000

Net deferred tax assets before valuation allowance	$1,950,000	$1,535,000
Less: Valuation allowance	(1,950,000)	(1,535,000)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2022 and 2021, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 23 – Subsequent Events

Series A Preferred Stock Sales

On various dates between January 4, 2023 and April 3, 2023, the Company received total proceeds of $250,000 from the sale of 25,000 units, consisting in the aggregate of 25,000 shares of series A preferred stock and five-year warrants to purchase an aggregate 2,500,000 shares of common stock at an exercise price of $0.25 per share to four accredited investors. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis.

Common Stock Sales

On February 14, 2023, the Company sold 3,000,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $300,000.

Common Stock Issued for Services, Consultants

On January 1, 2023, the Company issued 4,500 shares of series A preferred stock in consideration of consulting services. The fair value of the shares was $45,000, based on recent sales prices of the Company’s series A preferred stock on the date of grant.

F-47

21,366,700 SHARES OF COMMON STOCK
OF
ONE WORLD PRODUCTS, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is February 29, 2024